Exhibit 2.4

ASSET PURCHASE AGREEMENT

BY AND AMONG

INDUS CORPORATION,

INDUS SECURE NETWORK SOLUTIONS, LLC,

AND

HALIFAX CORPORATION

Dated as of June 30, 2005

ASSET PURCHASE AGREEMENT

          ASSET PURCHASE AGREEMENT, dated as of June 30, 2005 (this “Agreement”), by and among INDUS Corporation, a Virginia corporation (“Parent”), INDUS Secure Network Solutions, LLC, a Virginia limited liability company and a wholly-owned subsidiary of Parent (the “Buyer”), and Halifax Corporation, a Virginia corporation (the “Seller”). Certain capitalized terms in this Agreement are defined in Section 8.1 hereof.

W I T N E S S E T H:

          WHEREAS, each of Parent and the Buyer desires for the Buyer to purchase or acquire from the Seller, and the Seller wishes to sell, assign and transfer to the Buyer, substantially all of the assets and properties used in connection with the business of the “Secure Network Services” division of the Seller as such business is presently conducted and has been conducted in the past (such business, the “Business”), all for the purchase price and the assumption of the liabilities set forth herein, and upon the terms and subject to the conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the covenants, representations and warranties made herein, and of the benefits to be derived hereby, the parties hereto agree as follows:

ARTICLE I

SALE AND PURCHASE OF THE ASSETS

     1.1 Assets. On the basis of the representations, warranties, covenants and agreements and subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Closing (as defined in Section 2.1), the Seller will sell, transfer, convey, assign and deliver to the Buyer, and the Buyer will purchase or acquire from the Seller, all right, title and interest of the Seller in and to the assets, properties and other rights (excluding the Excluded Assets (as defined in Section 1.2)) owned, leased, licensed or used by the Seller solely in the operation of the Business (the “Assets”) including, without limitation:

          (a) all accounts, notes and other receivables solely relating to the Business;

          (b) all of the Seller’s rights arising under the Contracts listed on Schedule 1.1(b) and any other Contracts solely applicable to the Business;

          (c) all of the Seller’s ownership or leasehold rights, as the case may be, in the Equipment and the other assets set forth on Schedule 1.1(c);

          (d) all of the Seller’s rights in and to the Purchased Intellectual Property;

          (e) all of the Seller’s intangible assets used solely in conducting the Business (to the extent not otherwise already included within Purchased Intellectual Property);

          (f) all of the Seller’s written or electronic information relating to the Business (including, without limitation, documentation, databases, downloads, product descriptions, vulnerability alerts, interoperability testing, general technical data, partner extranets, customer lists, customer files and other written accounts of the Seller), and other reasonably and specifically requested information, in each case, to the extent transferable;

          (g) all of the Seller’s permits, franchises and licenses used solely in conducting the Business, to the extent such licenses are transferable under applicable Law;

          (h) all of the Seller’s goodwill and going concern value relating solely to the Business and the business appurtenant thereto;

          (i) all of the Seller’s deposits, credits, pre-paid expenses, deferred charges, advance payments, security deposits, rights to escrows and prepaid items relating solely to the Contracts;

          (j) all of the Seller’s books, records, manuals, documents, correspondence, sales and credit reports, customer lists, literature, brochures, advertising material and the like incidental to or used in conducting the Business;

          (k) [intentionally omitted]

          (l) all of the Seller’s claims, claims in action, causes of action and judgments related solely to the Business;

          (m) all of the Seller’s inventories used solely in conducting the Business, including all inventories of raw materials, work in process, finished products, goods, spare parts, replacement and component parts, and office and other supplies, including inventories held at any location controlled by any Seller and inventories previously purchased and in transit to any Seller at such locations; and

          (n) rights with respect to the employment of the Division Employees (as defined in Section 3.1.13.

Subject to the terms and conditions hereof, at the Closing, the Assets shall be transferred or otherwise conveyed to the Buyer free and clear of all liabilities, obligations and Liens of any nature whatsoever excepting only Assumed Liabilities (as defined in Section 1.3).

     1.2 Excluded Assets. Notwithstanding the foregoing, the Assets shall not include the assets, properties and other rights of the Seller listed or described in Schedule 1.2 attached hereto (collectively, the “Excluded Assets”), which Excluded Assets shall not be sold or transferred to Buyer and shall be retained by the Seller:

     1.3 Assumption of Liabilities. Subject to the terms and conditions set forth herein, at the Closing, the Buyer shall assume and agree to pay, honor and discharge promptly as they become due the liabilities reflected on Schedule 1.3 attached hereto, including, without limitation, any and all liabilities, obligations, commitments and claims of any nature whatsoever related to or arising out of the Contracts, bids, proposals and other agreements listed on Schedule 1.3 after the Closing Date (including, without limitation the CBA (as defined in Section 3.1.13), except for any obligation, liability or claim resulting from any breach by any Seller of any such Contract occurring prior to the Closing Date (as defined in Section 2.1) (collectively, all such items contemplated by this sentence shall be referred to herein as the “Assumed Liabilities”); provided, however, subject to the terms contained in the Subcontract (as defined in Section 4.4(a)) (including, without limitation, Article I thereof), that the Buyer’s assumption of the Assumed Liabilities with respect to the prime Government Contracts listed on Schedule 4.4(a) shall be effective upon the novation of such prime Government Contracts to the Buyer and in such case Assumed Liabilities shall not include any obligation, liability or claim resulting from any breach by Seller of any such Contract occurring prior to such novation.

     1.4 Excluded Liabilities. Notwithstanding any provision hereof or any schedule or exhibit hereto and regardless of any disclosure to Buyer, except for the Assumed Liabilities, the Buyer shall not assume any liabilities, obligations or commitments of the Seller relating to or arising out of the operation of the Business or the ownership of the Assets prior to the Closing, including, but not limited to accounts payable, Taxes or obligations or liabilities relative to the employment or termination of any employees of the Seller as of the Closing Date (the “Excluded Liabilities”).

ARTICLE II

THE CLOSING

     2.1 Place and Date. The parties shall use commercially reasonable efforts to consummate the closing of the sale and purchase of the Assets and the assumption of the Assumed Liabilities (the “Closing”) without being physically present at one location. If Closing at one location is required, such Closing shall take place at the offices of Venable LLP, 8010 Towers Crescent Drive, Suite 300, Vienna, Virginia, and in any event, at 10:00 a.m., Eastern time, on the date of this Agreement, which date shall be referred to as the “Closing Date.”

     2.2 Purchase Price. On the terms and subject to the conditions set forth in this Agreement, Parent agrees to deliver or cause to be delivered the amounts set forth in clauses (a) and (b) of this Section 2.2 (collectively, the “Purchase Price”). The Purchase Price shall be payable as follows:

          (a) An amount, in cash, equal to (i) Twelve Million Five Hundred Thousand Dollars ($12,500,000), less (ii) the Escrow Amount (as defined in subsection (b) below), plus or minus (iii) the amount by which the Estimated Closing Date Net Assets (as defined in Section 2.4(a)) is greater than, or less than, $1,271,000 (which amount the parties agree is the amount of the “Net Assets” of the Business as of December 31, 2004, defined as the total amount (in U.S. Dollars) of the assets of the Business less the liabilities of the Business as of such date, all as determined on a pro forma basis and set forth in the balance sheet of the Business prepared by Seller as of December 31, 2004 previously provided to Parent and attached hereto as Schedule 2.4(a)(2)) (the “Cash Payment”), shall be paid to the Seller at Closing by wire transfer of immediately available funds to such bank account or accounts as per written instructions of the Seller, given to Parent at least five days prior to the Closing; and

          (b) Three Million Dollars ($3,000,000) (the “Escrow Amount”) shall be delivered to the Escrow Agent pursuant to the terms and conditions of Section 2.3.

     2.3 Escrow Amount. At Closing, Parent shall pay or cause to be paid the Escrow Amount to the Escrow Agent in cash payable by wire transfer of immediately available funds for deposit in an escrow account in accordance with the terms and conditions of the Escrow Agreement to be entered into by and among Parent, the Seller and the Escrow Agent in substantially the form attached hereto as Exhibit A (the “Escrow Agreement”). Six Hundred Twenty Five Thousand Dollars ($625,000) of the Escrow Amount (the “Indemnification Escrow Amount”), plus any interest or other income earned thereon (such collective amount, the “Indemnification Escrow Fund”), shall serve as security for the payment of indemnification obligations of the Seller pursuant to Section 6.1 of this Agreement and shall be held and distributed by the Escrow Agent in accordance with the terms and conditions of the Escrow Agreement. One Million Dollars ($1,000,000) of the Escrow Amount (the “Assignment Failure Escrow Amount”), plus any interest or other income earned thereon (such collective amount, the “Assignment Failure Escrow Fund”), shall serve as security for the payment of the Assignment Failure Amount if and when the Seller becomes obligated to pay such Assignment Failure Amount pursuant to Section 6.8 of this Agreement and shall be held and distributed by the Escrow Agent in accordance with the terms and conditions of the Escrow Agreement. The entire Escrow Amount, plus any interest or other income earned thereon (such collective amount, the “Escrow Fund”), shall serve as security for the payment of the Novation Failure Amount if and when the Seller becomes obligated to pay such Novation Failure Amount pursuant to Section 6.7 of this Agreement and shall be held and distributed by the Escrow Agent in accordance with the terms and conditions of the Escrow Agreement.

     2.4 Purchase Price Adjustment.

          (a) The Purchase Price shall be adjusted on a dollar-for-dollar basis (either up or down, as the case may be) in accordance with this Section 2.4 based on the amount by which the Closing Date Net Assets (as defined below) either is greater than or less than $1,300,000 (the “Estimated Closing Date Net Assets”), which amount was determined from the estimated pro forma balance sheet of the Business as of the Closing Date (the “Closing Date Balance Sheet”) attached hereto as Schedule 2.4(a)(1), prepared by Seller consistently with the pro forma balance sheet of the Business as of December 31, 2004 previously provided to Parent and attached hereto as Schedule 2.4(a)(2). The term “Closing Date Net Assets” shall mean the total amount (in U.S. Dollars) of the assets of the Business less the liabilities of the Business determined from on the Closing Date Balance Sheet (as defined in Section 2.4(b)).

          (b) Within forty-five (45) days after the Closing Date, Seller shall cause to be prepared and delivered to the Parent (i) a pro forma balance sheet of the Business as of the

Closing Date (the “Closing Date Balance Sheet”) and (ii) a statement of the Closing Date Net Assets, each prepared consistently with Schedule 2.4(a)(1) and Schedule 2.4(a)(2), together with the work papers or other supporting documentation used to prepare the Closing Date Balance Sheet. The Parent shall cooperate with Seller after the Closing Date in furnishing information, documents, evidence and other assistance to Seller to facilitate the completion of the Closing Date Balance Sheet within the aforementioned time period. If within thirty (30) days following delivery of the Closing Date Balance Sheet, the Parent does not give Seller written notice of its objection to the statement of the Closing Date Net Assets determined from the Closing Date Balance Sheet (which such notice must contain a statement of the basis of the Parent’s objection), then such statement shall be conclusive and binding on the parties.

          (c) If the Parent gives Seller a timely written notice of objection to the statement of the Closing Date Net Assets determined from the Closing Date Balance Sheet (which such notice must contain a statement of the basis of the Parent’s objection), and if the parties are unable to resolve the Parent’s objections within fifteen (15) days following such objection, then the issue(s) in dispute will be submitted to the Washington, D.C. office of BDO Seidman, LLP, or to another independent public accounting firm of national standing mutually agreed upon by Parent and Seller (the “Auditor”), for resolution. The determination of the Auditor shall be set forth in a written notice delivered to Parent and the Seller by the Auditor and will be conclusive and binding on the parties. The fees and expenses of the Auditor shall be split equally and severally by Buyer and Parent, on the one hand, and Seller, on the other hand.

          (d) At such time as the statement of Closing Date Net Assets is finalized pursuant to Section 2.4(b) or Section 2.4(c), as the case may be, if the Closing Date Net Assets are:

                  (i) less than the Estimated Closing Date Net Assets, the Seller shall pay to Parent the amount of such deficiency in cash within ten (10) Business Days after (x) expiration of the thirty- (30-) day period referred in Section 2.4(b) above or (y) the Auditor delivers written notice of its determination pursuant to Section 2.4(c) above; and

                  (ii) greater than the Estimated Closing Date Net Assets, the Parent shall pay or caused to be paid to Seller the amount of such deficiency in cash within ten (10) Business Days after (x) expiration of the thirty- (30-) day period referred in Section 2.4(b) above or (y) the Auditor delivers written notice of its determination pursuant to Section 2.4(c) above.

     2.5 Procedure at Closing. On the Closing Date, the parties agree to take the following steps listed below (provided, however, that upon their completion all such steps shall be deemed to have occurred simultaneously):

                  (a) Parent shall pay the Cash Payment and the Escrow Amount in accordance with Sections 2.2, 2.3 and 5.3.

                  (b) The Seller shall deliver to Parent and the Buyer the Closing documents specified in Section 5.1.

                  (c) The Seller shall deliver to the Buyer such bills of sale, deeds, assignments, assumption agreements, certificates of title and other documents and take other necessary action as may be reasonably requested by the Buyer in order to convey good and marketable title to all of the Assets, free and clear of all Liens and in order to carry out the intentions and purposes of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

     3.1 Representations and Warranties of the Seller. The Seller hereby represents and warrants to Parent and Buyer, subject to such exceptions as are specifically disclosed in the disclosure schedule and schedule of exceptions (the “Seller Disclosure Schedules”) delivered herewith and dated as of the date hereof, as follows:

          3.1.1 Organization and Qualification. The Seller is a corporation duly organized, validly existing and in good standing under the Laws of the Commonwealth of Virginia and has the necessary corporate power and authority to conduct the Business as now conducted and to own, use, license and/or lease the Assets.

          3.1.2 Authorization, etc. The Seller has the necessary corporate power and authority to execute and deliver this Agreement and the other agreements which are attached (or forms of which are attached) as exhibits hereto (such agreements, collectively with the novations to Buyer of prime Government Contracts listed on Schedule 4.4(a), the “Ancillary Agreements”) to which the Seller is a party, to perform fully its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Seller of this Agreement and each of the Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action of the Seller. The Seller has duly executed and delivered this Agreement and each of the Ancillary Agreements to which it is a party. This Agreement and each the Ancillary Agreements to which the Seller is or will become a party constitute or will constitute, as applicable, the legal, valid and binding obligations of the Seller enforceable against it in accordance with their respective terms.

          3.1.3 [intentionally omitted]

          3.1.4 Meetings Regarding Business. Within the past five years, no deliberations by Sellers’ board of directors or any committee of such board have ever addressed the Assets or the Business, including without limitation relating to the performance of the Business, any lack of customer satisfaction related to the Business, or the Business’ performance of its Government Contracts or any other Assets.

          3.1.5 No Conflicts. The execution and delivery by the Seller of this Agreement and the Ancillary Agreements to which the Seller is or will be a party do not, and the performance by the Seller of its obligations under this Agreement and the Ancillary Agreements to which the Seller is or will be a party and the consummation of the transactions contemplated hereby and thereby do not and will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation or bylaws of the Seller;

                  (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Schedule 3.1.5(b) of the Seller Disclosure Schedules, if any, conflict with or result in a violation or breach of any Law or Order applicable to the Seller or any of its assets and properties, including, without limitation, the Assets; or

                  (c) except as disclosed in Schedule 3.1.5(c) of the Seller Disclosure Schedules, (i) conflict with or result in a violation or breach of, (ii) constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, (iii) require the Seller to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments or performance under, (vi) result in any contract termination or the imposition of any reduction in price, labor rate, direct rates, indirect rates or other economic benefit of the Contracts, (vii) result in the creation or imposition of (or the obligation to create or impose) any Lien upon the Seller or any of its assets and properties, including, without limitation, the Assets, under or (viii) result in the loss of any material benefit under, any of the terms, conditions or provisions of any Contract.

          3.1.6 Seller Financial Statements. Schedule 3.1.6 of the Seller Disclosure Schedules attaches (a) the pro forma balance sheet of the Business as at December 31, 2004 and related statement of statement of income for the nine (9) months ended December 31, 2004 (excluding the notes related thereto), and (b) the pro forma balance sheet of the Business as at March 31, 2005 (the “Most Recent Balance Sheet”) and related statement of income for the twelve (12) months ended March 31, 2005 (excluding the notes related thereto) (together, the “Business Financials”). The accounting principles used in calculating individual line item balances contained in the Business Financials are consistent with GAAP; provided, however, that the form of presentation, including, but not limited to, the absence of footnotes, is not in conformity with GAAP. The Business Financials are materially complete and correct, are in accordance with the books and records of the Seller and present fairly, in all material respects, the financial condition and operating results of the Business as of the dates and during the periods indicated therein.

          3.1.7 Assets. Except as disclosed in Schedule 3.1.7, the Seller has good title to all the Assets free and clear of any and all Liens other than Permitted Liens. The Assets constitute all assets necessary for the conduct of the Business as now conducted and as conducted in the past two years and will be sufficient in all material respects to carry on the Business after Closing as now conducted and as conducted in the past two years, without interruption or disruption. The Assets are in reasonably good repair and operating condition (subject to normal wear and tear) and there are no facts or conditions affecting the Assets which could, individually or in the aggregate, interfere in any material respect with the use, occupancy or operation thereof as currently used, occupied or operated, or their adequacy for such use.

          3.1.8 Absence of Changes. The Seller has conducted the Business only through the Seller and not through any direct or indirect Subsidiary or Affiliate of the Seller. No part of the Business is operated by the Seller through any entity other than the Seller. Since March 31, 2005, there has been no change in the condition (financial or otherwise), business, net worth, assets, properties or Liabilities of the Business which has had or is likely to have a Material Adverse Effect, and there has been no occurrence, circumstance or combination thereof which would reasonably be expected to result in any such Material Adverse Effect before or after the Closing Date. In addition, without limiting the generality of the foregoing, except as expressly contemplated by this Agreement and except as disclosed in Schedule 3.1.8 of the Seller Disclosure Schedules, since December 31, 2004:

                  (a) the Seller has not entered into any Contract, other than with Parent or its Affiliates, commitment or transaction or incurred any Liabilities with respect to the Business outside of the ordinary course of business consistent with past practice;

                  (b) there has not been any material amendment or other material modification (or agreement to do so) or violation of the terms of any of the Contracts;

                  (c) the Seller has not entered into or amended any Contract pursuant to which any other Person is granted by the Seller production, marketing, distribution, licensing, sublicensing or similar rights with respect to any products or services of the Business or Purchased Intellectual Property;

                  (d) no Action or Proceeding has been commenced or, to the Knowledge of the Seller, has been threatened (whether orally or in writing), by or against the Seller relating to the Assets or the Business;

                  (e) there has not been any transfer (by way of a Contract or otherwise) by Seller to any Person of Seller’s rights in and to any Purchased Intellectual Property;

                  (f) the Seller has not made or agreed to make any material disposition or sale of, waiver of rights to, license or lease of, or incurrence of any Lien on, any Assets;

                  (g) the Seller has not made or agreed to make any purchase of any assets and properties of any Person in connection with or related to the Business other than (i) acquisitions of inventory, or licenses of assets or properties, in the ordinary course of the Business consistent with past practice, and (ii) other acquisitions in an amount not exceeding ten thousand dollars ($10,000) in the case of any individual item or twenty-five thousand dollars ($25,000) in the aggregate;

                  (h) the Seller has not made or agreed to make any capital expenditures in connection with the Business or commitments for additions to property, plant or equipment used in the Business constituting capital assets in the aggregate in an amount exceeding twenty-five thousand dollars ($25,000);

                  (i) the Seller has not made or agreed to make any write-off or write-down, any determination to write off or write-down, or revalue, any of the Assets, or change any reserves or Liabilities associated therewith, in the aggregate in an amount exceeding five thousand dollars ($5,000);

                  (j) the Seller has not made or agreed to make payment, discharge or satisfaction, in an amount in excess of five thousand dollars ($5,000), in any one case, or twenty-five thousand dollars ($25,000) in the aggregate, of any claim, Liability or obligation (whether absolute, accrued, asserted or unasserted, contingent or otherwise) relating to or adversely affecting the Business, other than the payment, discharge or satisfaction in the ordinary course of business of Liabilities reflected or reserved against in the Business Financials and other than Liabilities incurred in the ordinary course of the Business since December 31, 2004;

                  (k) the Seller has not failed to pay or otherwise satisfy any Liabilities presently due and payable of the Seller relating to the Business (other than delays in the ordinary course of the Seller’s business consistent with past practices that would not reasonably be expected to have a Material Adverse Effect), except such Liabilities relating to the Business which are being contested in good faith by appropriate means or procedures and which, individually or in the aggregate, are not material;

                  (l) except for borrowings against receivables in the ordinary course of business at the Seller corporate level, the Seller has not incurred any Indebtedness or guaranteed any Indebtedness of any other Person in connection with the Business;

                  (m) other than in the ordinary course of business for non-executive employees and other than entering into the CBA, the Seller has not entered into, amended, modified or terminated any employment or compensation agreement with, or increased or otherwise changed any compensation or benefits payable or to become payable by the Seller to, any director, employee, agent or consultant of the Seller who is employed by or providing service to the Seller in connection with the Business;

                  (n) there has been no material physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the Assets; and

                  (o) neither the Seller or any of its Affiliates has entered into or approved any contract, arrangement or understanding or acquiesced in respect of, any arrangement or understanding, to do, engage in or cause, or having the effect of any of the foregoing.

          3.1.9 No Undisclosed Liabilities. There are no Liabilities arising out of or otherwise directly or indirectly relating to the Assets or the Business except (i) as disclosed in Schedule 3.1.9 of the Seller Disclosure Schedules and (ii) as disclosed or reserved against in the Business Financials.

          3.1.10 Taxes.

                  (a) The Seller has properly prepared and timely filed all Tax Returns required to be filed. All such Tax Returns are true, correct and complete in all material respects. All Taxes owed by the Seller (whether or not shown on any Tax Return) have been paid except for Taxes not yet due. The Seller has not received any notice of Tax deficiency or additional assessment from any Governmental Authority with respect to Liabilities for Taxes payable by the Seller. Since December 31, 2001, no claim has ever been made by any Governmental Authority in any jurisdiction where the Seller does not file Tax Returns that the Seller is or may be subject to taxation by that jurisdiction. There are no Liens with respect to Taxes on any of the Assets.

                  (b) The Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

                  (c) There is no material dispute or claim concerning any Tax Liability of the Seller either (A) claimed or raised by any Governmental Authority in writing or (B) as to which any of the stockholders, directors or officers of the Seller has Knowledge based upon personal contact with any agent of such Governmental Authority.

                  (d) Schedule 3.1.10(d) of the Seller Disclosure Schedule lists all federal, state, local, and foreign Tax Returns filed with respect to the Seller for taxable periods ended on or after December 31, 2001, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Seller has delivered to Buyer correct and complete copies of all federal Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Seller since January 1, 2001. The Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (e) None of the Assumed Liabilities represent an obligation by the Seller to make any payments that are not fully deductible as a result of the provisions set forth in Sections 162(m) or 280G of the Code or the Treasury Regulations thereunder (or any corresponding provisions of state, local or foreign Tax Law) or would result in an excise Tax to the recipient of any such payment under Section 4999 of the Code. The Seller is not a party to any Tax allocation or sharing agreement. The Seller (A) has never been a member of an “affiliated group” (within the meaning of Section 1504(a) of the Code) filing a consolidated federal Income Tax Return, and (B) has no Liability for the Taxes of any Person other than the Seller (i) under Treasury Regulation §1.1502-6 (or any similar provision of state, local or foreign Law), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise.

                  (f) The unpaid Taxes of the Seller (A) did not, as of the most recent fiscal month end, exceed the reserve for Tax Liabilities (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller in filing its Tax Returns.

                  (g) The Seller has not been, and will not be, required to include any item of income in, or exclude any item of deduction from, taxable income for any Tax period (or portion thereof) ending on or after the Closing Date as a result of (A) any change in method of accounting for a Tax period ending on or prior to the Closing Date under Section 481 of the Code (or any corresponding or similar provision of state, local or foreign Income Tax Law); (B) any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Income Tax Law); or (C) any installment sale or open transaction disposition made on or prior to the Closing Date.

                  (h) The Seller has not distributed stock of another Person, and has not had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code.

          3.1.11 Legal Proceedings. Except as set forth in Schedule 3.1.11 of the Seller Disclosure Schedules:

                  (a) there are no Actions or Proceedings pending or, to the Knowledge of the Seller, threatened (whether orally or in writing), against or adversely affecting the Seller relating to the Assets or the Business or in connection with or relating to the transactions contemplated by this Agreement;

                  (b) to the Knowledge of the Seller, there are no facts or circumstances that could reasonably be expected to give rise to any material Action or Proceeding against or adversely affecting the Seller relating to the Assets or the Business or in connection with or relating to the transactions contemplated by this Agreement; and

                  (c) with respect to or otherwise affecting the Business or the Assets, the Seller has not received notice, and does not otherwise have Knowledge of any Orders outstanding against the Seller.

Schedule 3.1.11 of the Seller Disclosure Schedules sets forth all Actions or Proceedings against or affecting, or, to the Knowledge of the Seller, threatened (whether orally or in writing) against, the Seller relating to the Assets or the Business during the three (3)-year period prior to the date hereof.

          3.1.12 Compliance with Laws and Orders. The operation of the Business as currently conducted does not violate any Law or Order applicable to the Business, the Seller or any of its assets and properties. Neither the Seller nor any of its directors, officers, Affiliates, agents or employees has violated in any material respect or is currently in default or violation in any material respect under, any Law or Order applicable to the Business or any of the Assets. The Seller is not aware of any claim of violation, or of any actual violation, of any such Laws or Orders by the Seller, other than violations which could not reasonably be expected to have a Material Adverse Effect.

          3.1.13 Employees, Labor Matters, etc. Schedule 3.1.13(a) lists each Person currently employed by the Seller solely in connection with the Business (the “Division Employees”), and Schedule 3.1.13(b) lists each Person currently employed by the Seller in part in connection with the Business and in part in connection with other of the Seller’s businesses or operations. The Division Employees constitute all persons necessary for the conduct of the Business as now conducted and as conducted in the past two years and will be sufficient, assuming they continue to be employed by the Parent or Buyer after the Closing in connection with the Business, in all material respects to carry on the Business after Closing as now conducted and as conducted in the past, without interruption or disruption. Except for that certain Agreement between Seller and Local 99-99A International Union of Operating Engineers effective April 1, 2005 (the “CBA”) and except as disclosed on Schedule 3.1.13(c), the Seller is not a party to any collective bargaining agreement with respect to any of its employees. The Seller has made all contributions and payments required under the CBA, including without limitation all contributions to (a) the Health and Welfare Trust Fund of the International Union of Operating Engineers, Local 99-99A (Article V), (b) the Central Pension Fund of the International Union of Operating Engineers and Participating Employers (Article V), and (c) the Local 99 IUOE Joint Apprenticeship Trust (Article IV) (collectively, the “Trust Funds”). The Seller has no Liability under any of the Trust Funds except as expressly set forth in the CBA and, to the Knowledge of the Seller, none of the Trust Funds is underfunded. Furthermore, there is no pending dispute, and the Seller has no knowledge of any potential dispute, between the Seller and any of the Trust Funds concerning the payment of any contributions. With respect to the Business, the Seller is in material compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and occupational safety and health pertaining to the Seller and is not engaged in any unfair labor practice within the meaning of any applicable Law, including Section 8 of the National Labor Relations Act. With respect to the Business, there is no unfair labor practice, charge or complaint or any other matter against or involving the Seller pending or, to the Seller’s Knowledge, threatened (whether orally or in writing) before any Governmental Authority. With respect to the Business, here is no labor strike, dispute, slowdown or stoppage pending or to the Seller’s Knowledge, threatened (whether orally or in writing) against the Seller. No certification or decertification question or organizational drive exists or has existed within the past twelve (12) months respecting the Business. The Seller has not experienced any organized work stoppage or other similar labor difficulty involving the Division Employees. There are no charges, investigations, administrative proceedings or formal complaints of discrimination (including discrimination based upon sex, age, marital status, race, national origin sexual preference, handicap or veteran status) pending or, to the Seller’s Knowledge, threatened (whether orally or in writing) before any Governmental Authority, including the Equal Employment Opportunity Commission, against the Seller, and, to the Seller’s Knowledge, no basis for any such material charge, investigation, administrative proceeding or complaint exists. With respect to the Business, except as set forth on Schedule 3.1.13(d), there have been no audits of the equal employment opportunity practices of the Seller. The Seller has not mis-characterized or mis-classified any Division Employee as an independent contractor.

          3.1.14 Plans; ERISA.

                  (a) Employee Benefit Plans. Schedule 3.1.14 sets forth a true and complete list of each “employee benefit plan,” as such term is defined in section 3(3) of ERISA, whether or not subject to ERISA, and each bonus, incentive or deferred compensation, severance, termination, retention, change of control, stock option, stock appreciation, stock purchase, phantom stock or other equity-based, performance or other employee or retiree benefit or compensation plan, program, arrangement, agreement, policy or understanding, whether written or unwritten, other than “multiemployer plans” within the meaning of section 4001(a)(3) of ERISA or as described in Section 413 of the Code (each, a “Multiemployer Plan”), that provides benefits or compensation with respect to any Division Employee (collectively, the “Plans”). The Seller has provided or made available to the Parent complete and correct lists of all the benefits enjoyed by the Division Employees and copies of all written Plans and descriptions of all unwritten Plans. The Seller has not communicated to any Division Employee any intention or commitment to modify any Plan or to establish or implement any other employee or retiree benefit or compensation arrangement applicable to any Division Employee.

                  (b) Each Plan has been administered in material compliance with all applicable Laws, including without limitation ERISA, if applicable, and the applicable provisions of the Code, and in accordance with its terms and any related agreements or documents. There is no pending or, to the Seller’s Knowledge, threatened (whether orally or in writing) assessment, complaint, proceeding or investigation of any kind before any Governmental Authority related to any Plan, nor is there any basis therefore.

                  (c) Except with respect to the Central Pension Fund of the International Union of Operating Engineers and Participating Employers, Seller does not contribute to any Multiemployer Plan or any Plan subject to Section 412 of the Code or Section 302 or Title IV of ERISA; nor has Seller maintained any such Multiemployer Plan or such other Plan for any employees for the 5 year period preceding the date of this Agreement for which Seller has liability under Title IV of ERISA as of the date of this Agreement. The Seller has no current responsibility to make any withdrawal liability payments to any such multiemployer plan, nor would the transaction contemplated by this Agreement result in any withdrawal liability of Seller under any multiemployer plan, as determined in accordance with Section 4203 and 4205 of ERISA, regardless of whether Parent or Buyer assumes such multiemployer plan. Furthermore, there is no pending claim, and the Seller has no knowledge of any potential claim, between the Seller and any multiemployer plan concerning payment of any withdrawal liability payments. The Seller has not received any notice of any failure by a multiemployer plan to satisfy the minimum funding requirements of Section 412 of the Code, and has not applied for, and has not received, a waiver of such minimum funding requirements with respect to any multiemployer plan. Seller has provided or made available to the Parent a copy of any opinion letter or determination letter issued by the IRS with respect to any Plan’s qualification under Code Section 401(a) or (k).

          3.1.15 Real Property.

                  (a) Schedule 3.1.15(a) of the Seller Disclosure Schedules contains a true and correct list of (i) each parcel of real property leased, utilized and/or operated by the Seller (as lessor or lessee or otherwise) in connection, directly or indirectly, with the Business (the “Leased Real Property”) and (ii) all Liens relating to or affecting any parcel of Leased Real Property. True, correct and complete copies of the documents under which the Leased Real Property is leased, subleased (to or by the Seller or otherwise), utilized, and/or operated (the “Lease Documents”) have been made available to Parent and such Lease Documents are unmodified and in full force and effect. The Seller does not own any real property other than Seller owned leasehold improvements, if any, on Leased Real Property.

                  (b) Subject to the terms of the Lease Documents, the Seller has a valid and subsisting leasehold estate in and the right to quiet enjoyment of each of the Leased Real Properties for the full term of the leases (including renewal periods) relating thereto. Each Lease Document referred to in Schedule 3.1.15(a) is a legal, valid and binding agreement, enforceable in accordance with its terms in all material respects, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors’ rights generally and by general principles of equity, of the Seller, and of each other Person that is a party thereto, and except as set forth in Schedule 3.1.15(b) of the Seller Disclosure Schedules, there is no, and neither the Seller nor any of its Affiliates has received notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. The Seller does not owe brokerage commissions or finders fees with respect to any such Leased Real Property.

                  (c) Except as disclosed in Schedule 3.1.15(c) of the Seller Disclosure Schedules, all improvements on the Leased Real Property (i) comply in all material respects with and are operated in material accordance with applicable Laws and all applicable Liens, Consents, contracts, covenants and restrictions and (ii) are in all material respects in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, and such improvements are in all material respects adequate and suitable for the purposes for which they are presently being used and there are no condemnation or appropriation proceedings pending or, to the Knowledge of the Seller, threatened (whether orally or in writing) against any of such real property or the improvements thereon.

          3.1.16 Tangible Personal Property. The Seller is in possession of and has good and marketable title to, or has valid leasehold interests in or valid rights under contract to use, all tangible personal property used in the conduct of the Business, including tangible personal property reflected on the Business Financials and tangible personal property of the Business acquired since March 31, 2005, other than property disposed of since such date in the ordinary course of business consistent with past practice. Except (a) for the Liens disclosed in Schedule 3.1.16 of the Seller Disclosure Schedules and purchase money liens on equipment purchases or product purchases in the ordinary course of the Business for which the purchase price is not yet due and payable, or (b) as disclosed in Schedule 3.1.16 of the Seller Disclosure Schedules, all such tangible personal property of the Business (including plant, property and equipment) is owned by the Seller free and clear of all Liens and is suitable in all material respects for the conduct by the Seller of the Business as presently conducted, and is in good working order and condition in all material respects, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

          3.1.17 Intellectual Property.

                  (a) Schedule 3.1.17(a) of the Seller Disclosure Schedules lists all Registered Purchased Intellectual Property owned by the Seller as well as all material Purchased Intellectual Property that is not Registered Purchased Intellectual Property.

                  (b) The Seller has all requisite right, title and interest in or valid and enforceable rights under Contracts or Law to use all Purchased Intellectual Property that is used by the Seller to conduct the Business in the ordinary course. Each item of Purchased Intellectual Property listed in Schedule 3.1.17(a) of the Seller Disclosure Schedules is owned exclusively by the Seller (excluding Intellectual Property licensed to the Seller under any license) in its own name and is free and clear of any Liens.

                  (c) Except as identified in Schedule 3.1.17(c) of the Seller Disclosure Schedules, since December 31, 2003, other than in the ordinary course of business, the Seller has not transferred ownership of or granted any license of or other right to use or authorized the retention of any rights to use any Intellectual Property that is or was, as of that date, Purchased Intellectual Property to any other Person.

                  (d) The Purchased Intellectual Property constitutes all the Intellectual Property used in and/or necessary to the conduct of the Business as currently conducted, including the design, development, distribution, marketing, manufacture, use, import, license, and sale of the products, technology and services of the Business.

                  (e) Schedule 3.1.17(e) of the Seller Disclosure Schedules lists all Contracts (including all inbound licenses) to which the Seller is a party with respect to any Purchased Intellectual Property. Except as specifically identified in Schedule 3.1.17(e) of the Seller Disclosure Schedules, no Person other than the Seller has ownership rights to improvements made by the Seller in Purchased Intellectual Property that has been licensed to the Seller.

                  (f) Except as disclosed in Schedule 3.1.17(f) of the Seller Disclosure Schedules, the operation of the Business by the Seller as currently conducted, including the design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Business (to the extent such is performed by the Seller in the operation of the Business as currently conducted), does not infringe, violate or misappropriate the Intellectual Property rights of any Person, and the Seller has not received written notice from any Person within the past two (2) years claiming that such operation of the Business infringes, violates or misappropriates the Intellectual Property rights of any Person, including notice of infringement of third-party patent or other Intellectual Property rights from a potential licensor of such rights.

                  (g) Each item of Registered Purchased Intellectual Property which has actually been and currently actually is registered in the name of the Seller is, to the Seller’s knowledge, valid and subsisting, and all necessary registration and registration-related maintenance fees, renewal fees, and annuity fees in connection with such Registered Purchased Intellectual Property have been paid and all necessary registration-related documents and certificates in connection with such Registered Purchased Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Purchased Intellectual Property. In each case in which the Seller has acquired ownership of any Purchased Intellectual Property from any Person, the Seller has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property (including the right to seek past and future damages with respect to such Intellectual Property) to the Seller and, to the maximum extent provided for by and required to protect the Seller’s ownership rights in and to such Intellectual Property in accordance with applicable Laws, the Seller has recorded each such assignment of Registered Purchased Intellectual Property with the relevant Governmental Authority, including the PTO or the United States Copyright Office.

                  (h) There are no licenses or other contracts between the Seller and any other Person with respect to Purchased Intellectual Property under which there is any dispute (or, to the Knowledge of the Seller, facts that may reasonably lead to a dispute) regarding the scope of such license or contract, or performance under such license or contract, including with respect to any payments to be made or received by the Seller thereunder.

                  (i) To the Knowledge of the Seller, no Person is infringing, violating or misappropriating any of the Seller’s rights in or to the Purchased Intellectual Property.

                  (j) The Seller has taken all commercially reasonable steps to protect and preserve Seller’s ownership of Purchased Intellectual Property, except where the failure to so protect and preserve Purchased Intellectual Property could not reasonably be expected to have a material adverse effect on the Business. The Seller has secured valid written assignments from all current and former consultants, third parties, Affiliates and employees (including any prior employees) who contributed to the creation or development of the Purchased Intellectual Property. In the event that the consultant is or was concurrently employed by the Seller and a third party or that Purchased Intellectual Property has been developed (in whole or in part) by an Affiliate, the Seller has taken appropriate steps to ensure that any Purchased Intellectual Property developed by such a consultant or Affiliate does not belong to the third party or Affiliate or conflict with the third party’s or Affiliate’s employment agreement (such steps include ensuring that all research and development work performed by such a consultant is not performed on the facilities of the third party or using the resources of the third party).

          3.1.18 Contracts.

                  (a) Schedule 3.1.18(a) of the Seller Disclosure Schedules contains a true and complete list of each of the Contracts (true, correct and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been made available to Parent prior to the execution of this Agreement).

                  (b) Each Contract required to be disclosed in Schedule 3.1.18(a) of the Seller Disclosure Schedules is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in all material respects in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors’ rights generally and by general principles of equity. Except as disclosed in Schedule 3.1.18(b) of the Seller Disclosure Schedules, prior to the novation to Buyer of each Contract disclosed in Schedule 3.1.18(a) there is no reduction in price, labor rate, direct costs, indirect costs or other reduction of economic benefit, or event of default or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default under any Contract on the part of the Seller or, to the Knowledge of the Seller, any other party thereto.

                  (c) Except as disclosed in Schedule 3.1.18(c) of the Seller Disclosure Schedules, the Seller is not a party to or bound by any Contract that (i) automatically terminates or allows termination by the other party thereto upon consummation of the transactions contemplated by this Agreement or the Ancillary Agreements or (ii) contains any covenant or other provision which limits the Seller’s ability to compete with any Person in any line of business or in any area or territory.

                  (d) Schedule 3.1.18(d) of the Seller Disclosure Schedules lists (i) the customers of the Business and (ii) the ten (10) largest suppliers of the Business on the basis of cost of goods or services purchased or accrued for in the Business Financials. Except as disclosed in Schedule 3.1.18(d) of the Seller Disclosure Schedules, no such customer or supplier has ceased or materially reduced its purchases from or sales or provision of services to the Seller since December 31, 2003 or, to the Knowledge of the Seller, has threatened (whether orally or in writing) to cease or materially reduce such purchases or sales or provision of services after the date hereof. Except as disclosed in Schedule 3.1.18(d) of the Seller Disclosure Schedules, to the Knowledge of the Seller, no such customer or supplier is threatened with bankruptcy or insolvency. With regard to supplier supporting the Business at Fort Bragg, Seller represents that the existing “Customer Maintenance” agreement obligates the supplier, Lenel, to maintain a level of service necessary for Buyer to provide support to Fort Bragg.

          3.1.19 Government Contracts.

                  (a) (i) Schedule 3.1.19(a)(i) of the Seller Disclosure Schedules lists all Government Contracts (except for task orders and blanket purchasing agreements pursuant to Government Contracts), and with respect to each such listed Government Contract, Schedule 3.1.19(a)(i) of the Seller Disclosure Schedules accurately lists: (A) the contract name; (B) the award date; (C) the customer; (D) the contract end date; (E) the contract’s ceiling value; (F) the contract’s funded value; and (G) as applicable, whether the current Government Contract is premised on the Seller’s small business status or other preferential status.

                    (ii) Schedule 3.1.19(a)(ii) of the Seller Disclosure Schedules lists the Seller’s current project charge codes, and with respect to each such charge code, Schedule 3.1.19(a)(ii) of the Seller Disclosure Schedules accurately lists: (A) the customer; (B) the customer’s contract number corresponding to the charge code; (C) the customer’s order number; (D) the Seller’s internal project charge code number for each Government Contract; or if Seller tracks only by task/delivery order, the Seller’s internal project charge code number for each task/delivery order; (E) the corresponding project name; (F) the end date; (G) inception to June 30, 2005 funding; (H) inception to May 31, 2005 revenue received; (I) the ceiling value; and (J) payments due as of thirty (30) days or more prior to the date of this Agreement for work previously performed and billed.

                    (iii) Schedule 3.1.19(a)(iii) of the Seller Disclosure Schedules lists all Government Bids, including task order bids under current Government Contracts submitted by the Seller and for which no award has been made thirty (30) days or more prior to the date of this Agreement, and with respect to each such Government Bid, Schedule 3.1.19(a)(iii) of the Seller Disclosure Schedules accurately lists: (A) the customer agency and title; (B) the request for proposal (RFP) number or, if such Government Bid is for a task order under a prime contract, the applicable prime contract number; (C) the date of proposal submission; (D) the expected award date, if known; (E) the estimated period of performance; (F) the estimated value based on the proposal, if any; and (G) whether such Government Bid is premised on the Seller’s small business status or other preferential status. The Seller has delivered to Parent true, correct, and complete copies of all Government Contracts and of all Government Bids and provided access to Parent to true and correct copies of all documentation related thereto requested by Parent.

                  (b) Except as set forth in Schedule 3.1.19(b) of the Seller Disclosure Schedules, (i) the Seller has not received any written, or, to Knowledge of the Seller, oral notification of cost, schedule, technical or quality problems that could reasonably result in claims against the Seller (or successors in interest) by a Governmental Authority, a prime contractor, or a higher-tier subcontractor; (ii) there are no Government Contracts pursuant to which the Seller is reasonably likely to experience cost, schedule, technical or quality problems that could reasonably result in claims against the Seller (or successors in interest) by a Governmental Authority, a prime contractor or a higher-tier subcontractor; (iii) all of the Government Contracts were legally awarded, are binding on the parties thereto, and are in full force and effect; (iv) the Government Contracts are not currently the subject of bid or award protest proceedings, and, to the Knowledge of the Seller no Government Contracts or Government Bids are reasonably likely to become the subject of bid or award protest proceedings; and (v) no Person has notified the Seller or any Affiliate, either in writing or, to Knowledge of the Seller, orally, that any Governmental Authority intends to seek the Seller’s agreement to lower rates under any of the Government Contracts or Government Bids.

                  (c) Except as set forth in Schedule 3.1.19(c) of the Seller Disclosure Schedules: (i) the Seller has fully complied with all terms and conditions of each Government Contract and Government Bid to which it is a party, and has performed all obligations required to be performed by it thereunder; (ii) the Seller and any Affiliate has complied with all statutory, regulatory and legal requirements, including, but not limited to, the Service Contract Act, the Contract Disputes Act, the Procurement Integrity Act, the Federal Procurement and Administrative Services Act, the Federal Acquisition Regulations (“FAR”) and related cost principles and the Cost Accounting Standards, where and as applicable to each of the Government Contracts and Government Bids; (iii) the representations, certifications and warranties made by the Seller with respect to the Government Contracts or Government Bids were accurate in all respects as of their effective date, and the Seller has fully complied with all such certifications; (iv) no termination for default, cure notice, show cause notice or other similar notice, either written or, to the Knowledge of the Seller, orally, has been issued and remains unresolved with respect to any Government Contract or Government Bid, and no event, condition or omission has occurred or exists that would constitute grounds for such action; (v) no past performance evaluation received by the Seller or any Affiliate with respect to any such

Government Contract has set forth a default or other failure to perform thereunder or termination or default thereof; and (vi) no money due to the Seller pertaining to any Government Contract or Government Bid has been withheld or set-off nor has there been any attempt to withhold or set-off any money due under any Government Contract; (vii) all invoices and claims (including requests for progress payments and provisional costs payments) submitted under each Government Contract were current, accurate and complete in all material respects as of their submission date; and (viii) neither the execution, delivery nor performance of this Agreement and the Ancillary Agreements does or will conflict with or result in a breach or default under any Government Contract.

                  (d) Except as set forth in Schedule 3.1.19(d) of the Seller Disclosure Schedules, with respect to the Government Contracts, no Governmental Authority, prime contractor or higher-tier subcontractor under a Government Contract or any other Person has notified the Seller or any Affiliate, either in writing or, to the Knowledge of the Seller, orally, of any actual or alleged violation or breach of any statute, regulation, representation, certification, disclosure obligation, contract term, condition, clause, provision or specification that could reasonably be expected to have a Material Adverse Effect on the Business.

                  (e) The Seller has not taken any action and is not a party to any litigation that could reasonably be expected to give rise to (i) liability under the False Claims Act, (ii) a claim for price adjustment under the Truth in Negotiations Act, or (iii) any other request for a reduction in the price of any Government Contract, including claims based on actual or alleged defective pricing. There exists no basis for a claim of any liability of the Seller by any Governmental Authority as a result of defective cost and pricing data submitted to any Governmental Authority. The Seller is not participating in any pending claim and to the Knowledge of the Seller there is no potential claim under the Contract Disputes Act, or any other legal authority, against the United States Government or any prime contractor, subcontractor or vendor arising under or relating to any Government Contract or Government Bid.

                  (f) Except as set forth in Schedule 3.1.19(f) of the Seller Disclosure Schedules, (i) no Government Contract has been terminated for default in the past ten (10) years; and (ii) neither the Seller nor any Affiliate has received any written or, to the Knowledge of the Seller , oral notice terminating any Government Contract for convenience or indicating an intent to terminate any of the Government Contracts for convenience.

                  (g) Except as set forth in Schedule 3.1.19(g) of the Seller Disclosure Schedules, neither the Seller nor any Affiliate has received any written or oral notice of any outstanding claims or contract disputes to which the Seller or any Affiliate is a party relating to the Government Contracts or Government Bids and involving either a Governmental Authority, any prime contractor, any higher-tier subcontractor, vendor or any third party.

                  (h) Neither the Seller nor any of its respective directors, officers, Transferred Employees, or, to the Knowledge of the Seller, its non-Transferred employees, has ever been, nor is currently, suspended, debarred or proposed for suspension or debarment from bidding on any Government Contract, declared ineligible, or otherwise excluded from participation in the award of any Government Contract or for any reason been listed on the List of Parties Excluded from Federal Procurement and Non-procurement programs. No suspension, debarment or exclusion proceeding actions with respect to Government Contracts have been commenced or threatened (whether orally or in writing) against the Seller, or any of their respective directors, officers, Transferred Employees, or, to the Knowledge of the Seller, its non-Transferred employees. No circumstances exist that would warrant the institution of suspension or debarment proceedings against the Seller or its respective directors, officers, Transferred Employees, or, to the Knowledge of the Seller, its non-Transferred employees.

                  (i) No negative determination of responsibility has been issued against the Seller or any Affiliate with respect to any quotation, bid or proposal submitted to a Governmental Authority.

                  (j) Except as set forth in Schedule 3.1.19(j) of the Seller Disclosure Schedules, since January 1, 1998, (i) the Seller has not undergone and is not undergoing any audit, inspection, or investigation of records by any Governmental Authority relating to any Government Contract; (ii) neither the Seller nor any Affiliate has received written or oral notice of, and neither the Seller nor any Affiliate has undergone, any investigation, inspection or audit relating to any Government Contract, and (iii) no such audit, inspection, or investigation, of records is threatened, either in writing or, to Knowledge of the Seller, orally. Except as set forth in Schedule 3.1.19(j) of the Seller Disclosure Schedules, with respect to any Government Contract neither the Seller nor any Affiliate has received any official notice that Seller is or was being specifically audited or investigated by the Government Accountability Office, the Defense Contract Audit Agency of the United States Government (the “DCAA”), any state or federal agency Inspector General, the contracting officer with respect to any Government Contract, or the Department of Justice (including any United States Attorney). The Seller has not received any written or, to the Knowledge of the Seller, oral notice that any audit, inspection, or investigation of records described in Schedule 3.1.19(j) of the Seller Disclosure Schedules, has revealed any fact, occurrence or practice which could reasonably be expected to have a Material Adverse Effect. Seller shall not be required to pay, repay, remit or otherwise refund, directly or indirectly, any amount to any Governmental Authority as a result of any audit, inspection, or examination of records by any Governmental Authority, including the DCAA, with respect to services of the Seller or any Affiliate, at any time on or prior to December 31, 2004.

                  (k) During the last (5) years neither the Seller nor any Affiliate has conducted any internal audit or investigation in connection with which the Seller has used any legal counsel, auditor, accountant or investigator, and (ii) neither the Seller nor any Affiliate has made any disclosure to any Governmental Authority or other customer or prime contractor or higher-tier subcontractor related to any suspected, alleged or possible violation of a contract requirement, any apparent or alleged irregularity, misstatement, or material omission arising under or relating to a Government Contract or Government Bid, or any violation of law or regulation.

                  (l) Except as set forth in Schedule 3.1.19(l), neither Seller, nor any Affiliate, nor their respective directors, officers or employees, have been engaged in or been charged with, or received or been advised in writing by any source, or advised verbally by an authorized governmental officer or authorized point of contact of any prime contractor or higher tier subcontractor, of any charge, investigation, claim or assertion of, nor has Seller, nor any Affiliate, nor their respective directors, officers or employees, been subject to any criminal indictment or information, lawsuit, subpoena, civil investigative demand, administrative proceeding, voluntary disclosure, claim, dispute, mediation or arbitration with regard to, any material violation of any requirement pertaining to a Government Contract or Government Bid, including material violations of any statutory or regulatory requirements, including without limitation (i) defective pricing within the meaning of the Truth in Negotiations Act, as amended; (ii) accounting, estimating, inventory, material requirements planning, material management and accounting systems, government property records or purchasing system deficiencies; (iii) mischarging of Direct Costs or Indirect Costs; (iv) delivery to the Government or to a Government prime or subcontractor of material, components, items or services that do not or did not meet specifications or standards therefore, or delivery to the Government or to a Government prime or subcontractor of foreign-made material, components or items where domestic-made material, components or items were required; (v) improperly soliciting, obtaining, attempting to solicit or obtain or making or attempting to make any payment for any non-public proprietary or source selection information; (vi) unallowable costs, including unallowable Direct Costs or Indirect Costs; (vii) improper testing or test reports; (viii) failure to abide by the terms of a Government Contract or a Government Bid; or (ix) Laws relating to any Government Contract or Government Bid, including the following: (A) the False Statements Act (18 U.S.C. 1001), (B) the False Claims Act (18 U.S.C. 287), (C) the False Claims Act (31 U.S.C. 3729), (D) the Bribery, Gratuities and Conflicts of Interest Act (18 U.S.C. 201 and 5 U.S.C. 7353), (E) the Anti-Kickback Act (41 U.S.C. 51, 54), (F) the Anti-Kickback Enforcement Act of 1986 (Pub. L. 99-634), (G) the Arms Export Control Act (22 U.S.C. 277 et. seq.), (H) the Foreign Corrupt Practices Act (15 U.S.C. 78 m, 78 dd-1, 78 ff), (I) the Export Administration Act (50 U.S.C. App. 2401 et. seq.), (J) the War and National Defense Act (18 U.S.C. 793), (K) the Racketeer Influenced and Corrupt Organizations Act (18 U.S.C. 1961-68) or of any statute the violation of which would constitute “racketeering activity” within the meaning of such act, (L) the Conspiracy to Defraud the Government Act (18 U.S.C. 371), (M) the Program Fraud Civil Remedies Act (Pub. L. 99-509), (N) the Byrd Amendment, Pub. L. 101-121, § 319, (O) “revolving door” legislation (37 U.S.C. 801, 41 U.S.C. 423, 18 U.S.C. 207, 18 U.S.C. 208, 18 U.S.C. 218, 18 U.S.C. 281, 10 U.S.C. 2397, 10 U.S.C. 2397a, 10 U.S.C. 2397b, 10 U.S.C. 2397), (P) the Defense Production Act (50 U.S.C. App. 2061), (Q) United States antiboycott laws (the Ribicoff Amendment to the 1976 Tax Reform Act, and the 1979 Export Administration Act), (R) the Defense Industrial Security Regulation (DoD 5220.22-R) or National Industrial Security Program Operating Manual (DoD 5220.22-M), or any agreement with the Defense Security Service, (S) the FAR, any applicable supplements thereto, alternative regulations applicable in lieu thereof, or applicable predecessor regulations, (T) the Service Contract Act of 1965, as amended, (U) Cost Accounting Standards, (V) Treasury Department embargo and sanctions regulations, 31 C.F.R. Part 500 et. seq., (W) the Small Business Act, as amended, (X) Executive Order 11246, as amended, and corresponding Department of Labor regulations, (Y) the Anti-Assignment Act, 41 U.S.C. § 15, (Z) the Davis-Bacon Act, as amended, (AA) the Fair Labor Standards Act, as amended, (BB) the Walsh-Healey Act, as amended or (CC) the Drug-Free Workplace Act, as amended, nor has Seller conducted any internal investigation in connection with any such material violation on its own or with the assistance of any legal counsel, auditor, accountant or investigator outside Seller.

                  (m) All indirect and general, administrative and selling/bid and proposal/independent research and development (G&A) expense rates are being billed consistent with DCAA-approved rates or provisional rates.

                  (n) The Seller and its Division employees who hold security clearances are in compliance with all applicable national security obligations, including those specified in the National Industrial Security Program Operating Manual, DOD 5220.22-M (January 1995), and any supplements, amendments or revised editions thereof.

                  (o) There are no events or omissions that would reasonably be expected to result in a claim or dispute against the Seller by a Governmental Authority or any prime contractor, subcontractor, vendor or other third party arising under or relating to any Government Contract or Government Bid.

                  (p) The Seller has undertaken no internal audit of any events or omissions that, at the time of the audit, the Seller or any Affiliate reasonably expected to have a material adverse effect on the performance of a Government Contract or Government Bid or an adverse effect on the Business. In addition, all Government Bids listed on Schedule 3.1.19(a) of the Seller Disclosure Schedules were submitted in the ordinary course of business of the Seller, were based on assumptions believed by the management of the Seller to be reasonable, and the Seller reasonably believes all Government Bids listed on Schedule 3.1.19(a) of the Seller Disclosure Schedules are capable of performance by the Seller in accordance with the terms and conditions of such Government Bid without a total program loss (calculated in accordance with the Seller’s accounting principles consistently applied).

                  (q) Except as set forth on Schedule 3.1.19(q) of the Seller Disclosure Schedules, no Government Contract has incurred or currently projects losses or cost overruns in an amount exceeding $5,000. No payment has been made by the Seller or by a Person acting on the Seller’s behalf, to any Person (other than to any bona fide employee or agent of the Seller, as defined in subpart 3.4 of the FAR) which is or was improperly contingent upon the award of any Government Contract or which would otherwise be in violation of any applicable procurement law or regulation or any other Laws. The Seller is not subject to any “forward pricing” regulations or agreements as contemplated, for example, in Section 9-1200 of the DCAA Contract Audit Manual (2005).

                  (r) Except as set forth on Schedule 3.1.19(r) of the Seller Disclosure Schedules, the Seller has not assigned or otherwise conveyed or transferred, or agreed to assign, to any Person, any Government Contracts, or any account receivable relating thereto, whether a security interest or otherwise.

                  (s) Except as set forth on Schedule 3.1.19(s) of the Seller Disclosure Schedules, where applicable, the Seller has reached agreement with the cognizant government audit agency approving and “closing” all indirect costs charged to Government Contracts for the years 1993 through 2004.

                  (t) Except as set forth on Schedule 3.1.19(t) of the Seller Disclosure Schedules, no personal property, equipment or fixtures are loaned, bailed or otherwise furnished to the Seller by or on behalf of a Government in connection with any Government Contracts or Government Bids.

                  (u) The Seller certifies that, (i) no claims (whether oral or written) exist against the Seller with respect to express warranties and guarantees contained in Government Contracts on products or services provided by the Seller; (ii) no such claims have been made against the Seller in the past five (5) years; (iii) no amendment has been made to any written warranty or guarantee contained in any Government Contract that would reasonably be expected to result in a Material Adverse Effect on the Business; and (iv) Seller has not taken any action which would reasonably be expected to give any Person a right to make a claim under any written warranty or guarantee contained in any Government Contract.

                  (v) Except to the extent prohibited by applicable Law, Schedule 3.1.19(v) of the Seller Disclosure Schedules sets forth all facility security clearances held by the Seller and its Affiliates in connection with the operation of the Business.

                  (w) The Seller maintains systems of internal controls (including cost accounting systems, estimating systems, purchasing systems, proposal systems, billing systems and material management systems) that are in compliance with all applicable requirements of all of the Government Contracts and all applicable Laws.

                  (x) Neither the Seller, nor any of its respective employees, officers or agents, has violated any legal, administrative or contractual restriction concerning the employment of (or discussions concerning possible employment with) current or former officials or employees of a state, local or federal government (regardless of the branch of government), including, but not limited to, the so-called “revolving door” restrictions set forth at 18 U.S.C. § 207.

                  (y) Except as set forth on Schedule 3.1.19(y) of the Seller Disclosure Schedules, none of Seller’s Government Contracts are premised upon Seller’s small business, small disadvantaged business status, veteran owned status, protégé status, or other preferential status, nor did any Governmental Authority rely upon Seller’s small business, small disadvantaged business status, veteran owned status, protégé status, or other preferential status in evaluation any of Seller’s quotations, bids, or proposals, or in making award of any Government Contract to Seller.

                  (z) All costs (both Direct Costs and Indirect Costs) charged to Seller pursuant to any existing subcontract agreements are and shall be allowable in accordance with applicable regulations and cost accounting standards. No incurred Direct Costs and/or Indirect Costs shall be disallowed for any period of time prior to the Closing Date.

                  (aa) All Seller (or any Seller Affiliate) costs (both Direct Costs and/or Indirect Costs) that have been, prior to Closing, charged to any Government Contract shall be allowable in accordance with applicable cost accounting standards. All costs (both Direct Costs and Indirect Costs) to be charged by Seller (or any Seller Affiliate) to Buyer or Parent pursuant to the Transition Services Agreement (see Section 4.14 infra) shall be allowable in accordance with applicable regulations and cost accounting standards.

                  (bb) Except as set forth on Schedule 3.1.19(bb) the Seller has not had access to non-public information nor provided systems engineering, technical direction, consultation, technical evaluation, source selection services or services of any type, nor prepared specifications of work, nor engaged in any other conduct that would create in connection with any Government procurement an organizational conflict of interest as defined in the FAR or other applicable law.

                  (cc) Davis Bacon labor rates have not applied, and do not apply, to any of the Government Contracts listed in Schedule 3.1.19(a)(i), any of the entries listed on Schedule 3.1.19(a)(ii), or any of the Government Bids listed in Schedule 3.1.19(iii).

          3.1.20 Insurance. Schedule 3.1.20 of the Seller Disclosure Schedules contains a true and complete list of all insurance policies (by policy number, insurer, expiration date and type, amount and scope of coverage) held by the Seller or its Affiliates relating, directly or indirectly, to the Assets and the Business, copies of which have been provided or made available to Parent. In the three (3) year period ending on the date hereof, the Seller has not received any notice from, or on behalf of, any insurance carrier relating to or involving any adverse change or any change other than in the ordinary course of business, in the conditions of insurance, any refusal to issue an insurance policy or non-renewal of a policy, or requiring or suggesting alteration of any of the Assets, purchase of additional equipment or modification of any of the Seller’s methods of doing business. Each policy listed in Schedule 3.1.20 of the Seller Disclosure Schedules is valid and binding and in full force and effect, all premiums due thereunder have been paid and neither the Seller nor the Person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder, and the Seller does not have any Knowledge of any default by any other Person thereunder or of any reason or state of facts that is likely to lead to the cancellation of such policies or of any threatened (whether oral or written) termination of, or material premium increase with respect to, any of such policies. The insurance policies listed in Schedule 3.1.20 of the Seller Disclosure Schedules are in amounts and have coverages as required by any Contract to which Seller is a party or by which any of the Assets is bound. Schedule 3.1.20 of the Seller Disclosure Schedules contains a list of all claims in excess of $10,000 made under any insurance policies covering the Seller in respect of the Business or the Assets in the last two (2) years. The Seller has not received any notice that any insurer under any policy listed (or required to be listed) in Schedule 3.1.20 of the Seller Disclosure Schedules is denying, disputing or questioning liability with respect to a claim thereunder or defending under a reservation of rights clause.

          3.1.21 Accounts Receivable. Except as set forth in Schedule 3.1.21 of the Seller Disclosure Schedules, the accounts and notes receivable of the Seller reflected on the Business Financials, and all accounts and notes receivable arising subsequent to March 31, 2005 in connection with or directly or indirectly relating to the Business, (a) arose from bona fide sales transactions in the ordinary course of business, consistent with past practice, and are payable on ordinary trade terms, (b) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors’ rights generally and by general principles of equity, (c) are not subject to any valid set-off or counterclaim, (d) have been collected or are fully collectible (provided that after Closing Buyer uses (and Buyer hereby covenants that it will use) commercially reasonable efforts to collect the same) before the date that is one hundred fifty (150) days after the applicable invoice date (provided that the account debtor has not affirmatively rejected such invoice), net of reserves according to their terms in amounts not less than the aggregate amounts thereof carried on the Most Recent Balance Sheet; provided, however, that (i) Buyer shall provide Seller with written notice on a periodic basis (no less frequently than every fifteen (15) days) of any accounts receivable amounts existing at closing that have aged more than sixty (60) days from the date of the sale or other activity giving rise to such accounts receivable (it being the intent of the parties that Buyer shall be permitted to reasonably assist in the collections efforts with respect thereto) and (ii) if any accounts receivable of Seller on the Closing Date is not ultimately collected in the time frames reflected above and Buyer exercises its indemnification rights pursuant to Section 6.1 hereof in connection with said uncollected accounts receivable, Buyer shall immediately thereafter transfer, assign and convey to Seller all right, title and interest in and to such uncollected Accounts Receivable, and (e) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement other than customers’ rights to inspect goods upon receipt and reject nonconforming goods.

          3.1.22 Other Negotiations; Brokers; Third-Party Expenses. Neither the Seller nor any of its officers, directors, managers, employees, agents, stockholders or Affiliates (nor any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Seller or any such Person) (a) has entered into any contract or arrangement that conflicts with any of the transactions contemplated by this Agreement or (b) except as disclosed in Schedule 3.1.22 of the Seller Disclosure Schedules, has entered into any contract or arrangement with any Person regarding any transaction involving the Seller which is likely to result in Parent, the Buyer or any general partner, limited partner, manager, officer, director, employee, agent or Affiliate of any of them being subject to any claim for Liability to said Person as a result of entering into this Agreement or the Ancillary Agreements to which Seller is a party or consummating the transactions contemplated hereby or thereby. Except as set forth in Schedule 3.1.22 of the Seller Disclosure Schedules, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or similar fee or commission in connection with this Agreement and the transactions contemplated hereby based on arrangements made by or on behalf of the Seller.

          3.1.23 Solvency. Upon consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, including without limitation receipt of the payments to be made to the Seller as contemplated in this Agreement, the Seller will not be insolvent.

          3.1.24 Warranty Obligations. True, correct and complete copies of all forms of written warranties, indemnification obligations, guarantees and written warranty policies of the Seller in respect of any of the Seller’s products and services relating directly or indirectly to the Business, which are currently in effect (the “Warranty Obligations”) and a list of the duration of each such Warranty Obligation have been made available to Parent prior to the execution of this Agreement. Except as set forth on Schedule 3.1.24 hereof, there are no Warranty Obligations currently subject to any dispute or, to the Knowledge of the Seller, threatened (whether orally or in writing) dispute. Except as disclosed in Schedule 3.1.24 of the Seller Disclosure Schedules, there have not been any material deviations from the Warranty Obligations, and no salesperson, employee or agent of the Seller other than corporate officers is authorized to undertake warranty obligations to any customer or other Person in excess of such Warranty Obligations.

          3.1.25 Foreign Corrupt Practices Act. Neither the Seller nor, to the Knowledge of the Seller, any agent, employee or other Person acting on behalf of the Seller has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment.

          3.1.26 Financial Projections. The Seller has made available to Parent certain financial projections with respect to the Business, which projections were prepared for internal use only. The Seller makes no representation or warranty regarding the accuracy of such projections or as to whether such projections will be achieved, except that the Seller represents and warrants that such projections were prepared in good faith and are based on assumptions believed by the Seller to be reasonable as of the date of this Agreement.

          3.1.27 Approvals.

                  (a) Schedule 3.1.27(a) of the Seller Disclosure Schedules contains a list of all Consents of Governmental Authorities relating to the novations to Buyer of the prime Government Contracts listed on Schedule 4.4(a) which are required to be given to or obtained by the Seller in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

                  (b) Schedule 3.1.27(b) of the Seller Disclosure Schedules contains a list of all Consents from any and all Persons other than Governmental Authorities, including without limitation Consents from the prime contractors relating to Seller’s government subcontracts, which are required to be given to or obtained by the Seller in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

                  (c) Except as set forth on Schedules 3.1.27(a) (which Consents of Governmental Authorities will be obtained after the Closing in accordance with Section 4.4(a) hereof) and 3.1.27(b) (copies of which Consents have been provided to Parent prior to the execution hereof), no Consents from Governmental Authorities or from Persons other than Governmental Authorities are necessary (i) in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, including without limitation the Subcontract and the assignment to Buyer of Seller’s current government subcontracts or (ii) for Buyer to conduct the Business in the manner it is currently being conducted.

          3.1.28 Disclosure. No representation or warranty made by the Seller contained in this Agreement, and no statement contained in the Seller Disclosure Schedules or in any certificate, list or other writing furnished to Parent pursuant to any provision of this Agreement (including the Business Financials and the notes thereto), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

     3.2 Representations and Warranties of Parent. Parent and Buyer hereby, jointly and severally, represent and warrant to the Seller as follows:

          3.2.1 Organization and Qualification. Parent is a corporation duly organized, validly existing and in good standing under the Laws of the Commonwealth of Virginia. The Buyer is a limited liability company validly existing and in good standing under the Laws of the Commonwealth of Virginia.

          3.2.2 Authorization, etc. Each of Parent and the Buyer has the necessary power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform fully its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of Parent and the Buyer of this Agreement and each of the Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate or limited liability company (as the case may be) action of Parent and the Buyer. Each of Parent and the Buyer has duly executed and delivered this Agreement and each of the Ancillary Agreements to which it is a party. This Agreement and the Ancillary Agreements to which Parent and/or the Buyer is or will become a party constitute or will constitute, as applicable, the legal, valid and binding obligation of Parent and/or the Buyer, as the case may be, enforceable against it in accordance with its respective terms.

          3.2.3 Legal Proceedings. There are no:

                  (a) Actions or Proceedings pending or, to the Knowledge of Parent, threatened (whether orally or in writing), against or adversely affecting Parent or the Buyer in connection with or relating to the transactions contemplated by this Agreement; or

                  (b) facts or circumstances that could reasonably be expected to give rise to any Action or Proceeding against or adversely affecting Parent or the Buyer in connection with or relating to the transactions contemplated by this Agreement.

          3.2.4 Other Negotiations; Brokers; Third-Party Expenses. Neither Parent, the Buyer nor any of their respective officers, directors, managers, employees, agents, stockholders, members or Affiliates (nor any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of Parent, the Buyer or any such Person) (a) has entered into any contract or arrangement that conflicts with any of the transactions contemplated by this Agreement or (b) has entered into any contract or arrangement with any Person regarding any transaction involving Parent or the Buyer which is likely to result in the Seller or any general partner, limited partner, manager, officer, director, employee, agent or Affiliate of any of them being subject to any claim for Liability to said Person as a result of entering into this Agreement or the Ancillary Agreements to which they are a party or consummating the transactions contemplated hereby or thereby. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or similar fee or commission in connection with this Agreement and the transactions contemplated hereby based on arrangements made by or on behalf of Parent or the Buyer.

          3.2.5 Approvals.

                  (a) Except for the Consents relating to the novations to Buyer of the prime Government Contracts listed on Schedule 4.4(a), no Consents of Governmental Authorities are required to be given to or obtained by Parent or the Buyer in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

                  (b) Except as set forth on Schedule 3.2.5 attached hereto, no Consents from any Persons other than Governmental Authorities are required to be given to or obtained by Parent or the Buyer in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

          3.2.6 Novation Risk. Buyer was formed on May 19, 2005. For the purpose of affording Seller the opportunity to assess the risk (or lack thereof) of a novation failure attributable to Parent and Buyer, Parent and Buyer represent that during the five (5) years preceding Closing: (i) the Parent has fully complied with all terms and conditions of each of its government contracts and government bids to which it is a party, and has performed all obligations required to be performed by it thereunder; (ii) the Parent has complied with all statutory, regulatory and legal requirements, including, but not limited to, the Service Contract Act, the Contract Disputes Act, the Procurement Integrity Act, the Federal Procurement and Administrative Services Act, the FAR and related cost principles and the Cost Accounting Standards, where and as applicable to each of its government contracts and government bids; (iii) the representations, certifications and warranties made by the Parent with respect to its government contracts or government bids were accurate in all respects as of their effective date, and the Parent has fully complied with all such certifications; (iv) no termination for default, cure notice, show cause notice or other similar notice, either written or, to the Knowledge of the Parent, orally, has been issued and remains unresolved with respect to any of its government contracts or government bids, and no event, condition or omission has occurred or exists that would constitute grounds for such action; (v) no past performance evaluation received by the Parent with respect to any of its government contracts has set forth a default or other failure to perform thereunder or termination for default thereof; (vi) no negative determination of responsibility has been issued against the Parent with respect to any quotation, bid or proposal submitted to a Governmental Authority and (vii) neither the execution, delivery nor performance of this Agreement and the Ancillary Agreements does or will conflict with or result in a breach or default under any of its government contracts. For purposes of this section 3.2.6, the term “government contract” includes subcontracts where the U.S. Government is the ultimate customer. As of the Closing, Buyer and Parent and their applicable employees possess the requisite security clearance necessary to perform under each of the Government Contracts for which Seller is required to novate or otherwise transfer or assign to Buyer hereunder, including, without limitation, the Key Contract, pursuant to their respective terms existing as of the Closing Date.

ARTICLE IV

COVENANTS

     4.1 [intentionally omitted]

     4.2 Covenant Not to Compete; Non-Solicitation; Confidentiality.

          (a) For a period commencing upon the Closing and ending on the third anniversary of the Closing, neither Seller nor any Affiliate shall anywhere in the United States, directly or indirectly, without the prior written consent of Parent: (i) engage or participate, directly or indirectly, either as principal, agent, employee, employer, consultant, stockholder, director, officer, partner or in any other individual or representative capacity whatsoever, in the conduct or management of, or own any stock or other proprietary interest in, any business or enterprise that conducts business or operations which are the same as or substantially similar to the Business; provided, however, that the Seller may purchase or otherwise acquire up to (but not more than) three percent (3%), and Seller’s Affiliates may purchase or otherwise acquire up to (but not more than) five percent (5%), of any class of the securities of any Person (but may not otherwise participate in the activities of such Person) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended.

          (b) For a period commencing upon the Closing and ending on the third anniversary of the Closing, neither the Seller nor any Affiliate thereof, on the one hand, nor the Buyer, Parent nor any Affiliate thereof, on the other hand, shall solicit, hire or employ, or cause any other Person to solicit, hire or employ any employee or contractor then retained or employed by the other or retained or employed by the other within the one-year period immediately prior to such solicitation, hiring or employment; provided that the foregoing prohibition shall not (i) apply to any employment or consulting arrangement entered into with an individual who has responded to a general solicitation not specifically targeted at such individual or with an individual who has approached the applicable employer without having been initially solicited by the other or (ii) prohibit Buyer or Parent from hiring any Division Employee.

          (c) The Seller recognizes and acknowledges that it has had in the past, currently has, and in the future may possibly have, access to certain confidential information of the Business, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the Business. The Seller agrees that, from and after the date hereof, it will not use or disclose to any Person confidential information with respect to the

Business for any purpose or reason whatsoever, unless (a) such information becomes known to the public generally through no fault of the Seller, (b) disclosure is required by applicable Law or the order of any Governmental Authority under color of law, or (c) the Seller reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the Seller; and provided further, that prior to disclosing any information pursuant to clause (a), (b) or (c) above, the Seller shall, if possible, give prior written notice thereof to Parent and provide Parent with the opportunity to contest such disclosure.

          (d) Each of the covenants in this Section 4.2 is severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that any specific covenant or the scope, time or territorial restrictions thereof are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and this Agreement shall thereby be reformed.

          (e) Because of the difficulty of measuring economic losses to Parent and the Buyer, on the one hand, and Seller, on the other hand, as a result of a breach of the covenants contained in this Section 4.2, and because of the immediate and irreparable damage that could be caused to such parties for which such parties would have no other adequate remedy (and for which monetary damages would not be sufficient), the parties agree that, in addition to any and all other remedies that may be available to the non-breaching party against the breaching party at law or in equity (which such remedies, notwithstanding Article VI, shall be available to the non-breaching party), the covenants contained in this Section 4.2 may be enforced by the non-breaching party against the breaching party, by application for injunctions and restraining orders or other equitable relief. The parties hereby agree that the covenants set forth in this Section 4.2 are a material and substantial part of the transactions contemplated by this Agreement.

     4.3 Employee Benefit Matters.

          (a) The Seller shall assume full responsibility and liability for offering and providing “continuation coverage” to any “qualified beneficiary” who is covered by a “group health plan” sponsored, maintained or contributed to by any Seller and who has experienced a “qualified event” or is receiving such “continuation coverage” on or prior to the Closing Date. Continuation coverage, qualified beneficiary, qualifying event and group health plan shall have the meanings given such terms under Section 4980B of the Code and Section 601 et seq. of ERISA. The Seller shall hold Parent and the Buyer and any entity required to be combined with Parent or the Buyer under Section 414 of the Code (“Affected Parties”) harmless from and fully indemnify (pursuant to Article VI hereof) such Affected Parties against any Losses (as defined in Section 6.1) incurred or suffered by such Affected Parties directly or indirectly, including reasonable attorneys’ fees and expenses, which arise or result from the Seller’s breach of this Section 4.3(a) or Parent or the Buyer being deemed to be a successor employer to the Seller.

          (b) The Seller shall be responsible for and shall cause to be discharged and satisfied in full on or prior to Closing all amounts owed to any Division Employee or other employee of the Seller, including wages, salaries, any employment, incentive, compensation or bonus agreements or other payments relating to the period of employment by the Seller, or on account of the termination thereof, and the Seller shall indemnify Parent and the Buyer and hold Parent and the Buyer harmless (pursuant to Article VI hereof) from any Losses thereunder; provided, however, that Buyer shall provide credit under the Parent’s respective plan to the Division Employees other than Jim Sherwood and Mike Saterbak (whose respective employment agreements shall control with respect to sick leave) for their respective number of hours of sick leave set forth on Schedule 4.3(b) attached hereto; provided, further, that the parties agree that Seller shall make payment of wages, salary or other compensation to the Transferred Employees through July 1, 2005 (such payment to be made in the ordinary course on July 8, 2005 with Buyer promptly reimbursing Seller for such wages, salary and compensation applicable to the date of July 1, 2005). Seller shall be responsible for and shall cause to be discharged as soon as practicable after Closing any obligation for contributions owed to any Plans of Seller or any ERISA Affiliate of Seller with respect to the Division Employees relating to the period of employment by the Seller, or on account of the termination thereof, and the Seller shall indemnify Parent and the Buyer and hold Parent and the Buyer harmless (pursuant to Article VI hereof) from any Losses thereunder. Neither Parent nor Buyer shall assume any liability of Seller under any of the Trust Funds, as defined in Section 3.1.13, relating to the period of employment by Seller and such liability shall remain the obligation of Seller, who shall indemnify Parent and the Buyer and hold Parent and the Buyer harmless (pursuant to Article VI hereof) from any losses thereunder.

     4.4 Consents.

          (a) Parent and the Seller acknowledge and agree that the requisite written Consents from the appropriate Governmental Authorities for the novation to Buyer of each of the prime Government Contracts listed on Schedule 4.4(a) shall be obtained after the Closing Date; provided, however, that with respect to Seller’s prime contract with the Army, Contract No. DAAB07-97-D3001, such contract shall not be novated but, rather, shall be subcontracted to Buyer. Effective upon the Closing, the Seller and the Buyer have entered into Subcontract Agreement with respect to such prime Government Contracts in the form attached hereto as Exhibit B (the “Subcontract”), pursuant to which, among other things, the practical benefits thereof shall be vested in the Buyer prior to novation thereof.

          (b) Notwithstanding that it shall be solely the Seller’s obligation to obtain from third parties all Consents, assignments and/or estoppel certificates, including, without limitation, the written Consents for the novation to Buyer of the prime Government Contracts listed on Schedule 4.4(a) and the Consents referred to in Section 6.8, (i) the Seller and Parent shall make good faith efforts, and cooperate with one another, to execute any required novation and secure all required Consents of Governmental Authorities, including the preparation and submission of all required filings, and all other Consents required in order to enable the Seller and the Buyer to effect the transactions contemplated hereby in accordance with the terms and conditions hereof (ii) Seller shall, from and after the Closing Date, use commercially reasonable efforts to obtain from the applicable federal government contracting officer or agency a written consent to the subcontracting of the Key Contract to Buyer contemplated in Section 4(a) hereof (notwithstanding the fact that such consent is not required to be obtained by Seller pursuant to the terms of the Key Contract); and (iii) Parent shall take such reasonable actions as it deems necessary, including without limitation making Jim Sherwood reasonably available to Seller in connection therewith, to support Seller’s obligation to obtain from third parties all Consents, assignments and/or estoppel certificates, including, without limitation, the written Consents for the novation to Buyer of the prime Government Contracts listed on Schedule 4.4(a) and the Consents referred to in Section 6.8.

     4.5 Employment of Certain Employees.

          (a) Parent shall make after Closing an offer of employment to each of the Division Employees listed on Schedule 4.5 (the “Transferred Employees”), including without limitation Myron (Mike) Saterbak and James Sherwood (the “Key Employees”). This Section 4.5 shall not prohibit Parent or the Buyer from modifying, increasing or decreasing wages and benefits provided to any Transferred Employee or to Transferred Employees in general after the Closing Date or from terminating any Transferred Employee after the Closing Date; provided, however, all Transferred Employees covered by the CBA shall be employed pursuant to the terms of the CBA. The Seller shall use reasonable efforts to assist Parent and/or the Buyer in hiring each Transferred Employee. The Seller shall not take any action, directly or indirectly, to prevent or discourage any such Transferred Employee from being employed by Parent or the Buyer, as the case may be, as of the Closing Date and shall not solicit, invite or induce or entice any such Transferred Employee to remain in the employ of the Seller or otherwise attempt to retain the services of any such Transferred Employee, except with the prior written consent of the Parent. Effective upon the Closing Date, the Seller hereby waives, for the benefit of Parent and the Buyer, any and all restrictions in any oral or written agreement with any Transferred Employee who Parent or the Buyer hires, relating to (i) non-competition with the Seller subsequent to termination of employment therewith or (ii) the maintenance of confidentiality of any information for the benefit of the Seller, but only to the extent such information is related to the Assets, the Business or Parent’s or the Buyer’s unrestricted enjoyment of the benefits thereof.

          (b) Seller shall take such actions as are necessary to cause the accounts or benefits of the Transferred Employees under any Plan maintained by Seller which is qualified under Code Section 401(a) to be 100% vested and, if the respective Transferred Employee requests, distributable within a reasonable period following the Closing Date and receipt of such request in accordance with the provisions of the Plan. If requested by Parent, Seller shall take such actions as are necessary to allow such Transferred Employees upon their request to rollover any loan notes included as part of such accounts or benefits, to the extent permitted under such a qualified Plan of Seller, to a qualified retirement plan of Parent. Further, Seller shall cause any outstanding stock options held by the Transferred Employees to acquire common stock of Seller to be 100% vested as of the Closing Date and to remain exercisable for a period of no less than ninety (90) days after the Closing Date (but no longer than the maximum term of the respective option).

     4.6 Waiver of Bulk Sales Compliance; Transfer and Sales Tax. Parent and Buyer waive compliance by Seller with applicable Laws of any jurisdiction relating to bulk transfers in connection with the transactions contemplated by this Agreement; provided, however, that the Seller shall indemnify and hold Parent and the Buyer harmless (pursuant to Article VI hereof) from and against any Losses (as defined in Section 6.1) incurred by Parent or the Buyer based on non-compliance with such bulk transfer provisions. Notwithstanding anything to the contrary set forth herein, nothing herein shall estop or prevent Parent, the Buyer or the Seller from asserting, as a bar or defense to any action or proceeding brought under such provisions, that such code or law is not applicable to the transactions contemplated by this Agreement. Buyer and Seller shall each pay one-half of any sales, use, transfer and similar Taxes, if any, required to be paid in connection with the transactions contemplated by this Agreement.

     4.7. Notification of Certain Matters. The Seller shall give prompt notice to Parent of any material failure of the Seller to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by the Seller hereunder. Parent shall give prompt notice to the Seller of any material failure of Parent or the Buyer to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by Parent or the Buyer hereunder. The delivery of any notice pursuant to this Section 4.7 shall not, without the express written consent of the receiving party, be deemed to limit or otherwise affect the remedies available hereunder to any party hereto.

     4.8 Corporate Existence. The Seller shall not dissolve or liquidate and shall maintain its corporate existence until the termination of the Seller’s indemnification obligations pursuant to Article VI.

     4.9 Actions After the Closing. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents and any actions required of the Seller under Section 5.2) as another party reasonably may request, all the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article VI). The Seller acknowledges and agrees that from and after the Closing Parent and the Buyer will be entitled to possession of all databases, documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Business. The Seller shall promptly transfer and deliver to Parent any cash or property that the Seller may receive in respect of the Assets after the Closing. Parent shall promptly transfer and deliver to the Seller any cash or property that Parent or the Buyer may receive in respect of the Excluded Assets after the Closing.

     4.10 WARN Act. No party will take any action that will trigger liability or responsibility for any of the parties pursuant to the federal Worker Adjustment and Retraining Notification Act (“WARN Act”) or any analogous state or local version of the WARN Act.

     4.11 Allocation of Purchase Price. The Purchase Price for the Assets shall be allocated among the Assets in accordance with Schedule 4.11 attached hereto (the “Allocation Schedule”). The parties shall (a) prepare and, where applicable, file each report relating to the federal, state, local, foreign and other Tax consequences of the purchase and sale contemplated hereby (including the filing of IRS Form 8594) in a manner consistent with such Allocation Schedule and (ii) take no position in any Tax Return or other Tax filing, proceeding, audit or otherwise which is inconsistent with such Allocation Schedule.

     4.12 [intentionally omitted]

     4.13 Public Disclosure. Parent and the Seller shall consult with each other and use reasonable efforts to agree upon the text of any press release or public statement before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereunder and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Laws or any listing agreement with, or the rules of, the American Stock Exchange.

     4.14 Transition Services Agreement. Simultaneously with the execution and delivery by all parties of the novation of the Key Contract (as defined in Section 6.7(a)) to Buyer, Seller and Buyer shall execute and deliver the Transition Services Agreement in the form attached hereto as Exhibit C (the “Services Agreement”), pursuant to Buyer will subcontract to Seller certain services included within such Key Contract, all as more particularly set forth therein.

     4.15 Updating Seller Disclosure Schedules.

          (a) From and after the Closing Date until the earlier of the date that the last of the Government Contracts to be novated pursuant to FAR Subpart 42.12 and listed on Schedule 4.4(a), including, without limitation, the Key Contract (the “Prime Contracts”), is novated pursuant to the terms of this Agreement (the “Novation Date”) and the thirty (30) month anniversary of the Closing Date (such period shall be referred to herein as the “Update Period”), Seller shall have the continuing obligation to supplement or amend promptly the Seller Disclosure Schedules delivered at Closing concurrently with the execution and delivery of this Agreement (the “Updated Schedules”) with respect to any matter solely relating to any of the Prime Contracts (the “Update Period Matters”) arising or discovered during the Update Period which, if existing or known to Seller on the Closing Date, would have been required to have been set forth or described in the Seller Disclosure Schedules delivered at Closing with respect to any of the representations and warranties contained in Section 3.1 that pertain to the Prime Contracts; provided, however, that any matters arising during the Update Period that are due to an act, omission or fault of Buyer or Parent during such Update Period shall not be deemed to be Update Period Matters. Seller shall be deemed to have breached (an “Update Representations Breach”) any representations and warranties contained in Section 3.1 for which the Update Period Matters would have been responsive (the “Update Representations”) if existing or known to Seller on the Closing Date. The Update Representations shall survive the Closing until the earlier of (i) the six month anniversary of the Novation Date and (ii) the thirty (30) month anniversary of the Closing Date; provided, however, that the survival period contemplated under this Section 4.15(a) with respect to the Update Representations shall in no way diminish or limit the survival period contemplated by Section 6.6 of this Agreement.

          (b) Buyer shall have indemnification rights contemplated by Section 6.1(a) (but subject to any and all limitations applicable to Section 6.1(a) except as the survival period applicable to the Update Representations may be extended by Section 4.15(a) of this Agreement) with respect to Losses incurred by Buyer as a result of any Update Representations Breach.

     4.16 Agreement with Seneca Creek Consulting, LLC. On or before the three month anniversary of the Closing Date, upon Buyer’s or Parent’s written request to Seller, Seller shall promptly assign to Buyer all rights under that certain Agreement (the “Seneca Agreement”) dated March 16, 2005 between Seller and Seneca Creek Consulting, LLC (“Seneca”) and Buyer shall assume all obligations under such Seneca Agreement, including without limitation, any fees payable to Seneca thereunder, in each case at no additional cost to Buyer (the “Assignment and Assumption”). Each of Seller and Buyer shall execute such instruments as may reasonably be required in order to accomplish such Assignment and Assumption. Neither Buyer nor Parent shall perform work with Volt Telecom in connection with the U.S. Army’s DSSMP Task Order Contract until such time as the Assignment and Assumption occurs pursuant to the terms hereof.

ARTICLE V

CLOSING OBLIGATIONS

     5.1 The Seller’s Obligations at Closing. At the Closing, the Seller (and such other parties as shall be necessary or appropriate) shall execute and/or deliver, or cause to be executed and/or delivered, to Parent:

          (a) the Bill of Sale/Assignment and Assumption Agreement in the form attached hereto as Exhibit D (the “Bill of Sale”) and such other assignments, instruments and documents as Parent shall reasonably request for the purpose of perfecting the title of the Buyer in the Assets;

          (b) copies of (i) all Consents of Governmental Authorities required to be obtained by the Seller in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and (ii) all other Consents (including, without limitation, all Consents required under the Contracts) required to be obtained in order to consummate the sale and transfer of the Assets pursuant to this Agreement and the consummation of the other transactions contemplated hereby (other than those Consents to be given or obtained after Closing pursuant to Section 4.4);

          (c) physical possession of the Assets;

          (d) copies of the resolutions of the Seller’s Board of Directors approving this Agreement and the transactions contemplated herein, certified by the appropriate corporate officers of the Seller;

          (e) The Subcontract;

          (f) The Employment Agreements with each of the Key Employees in the form attached hereto as Exhibit E-1 and Exhibit E-2 (the “Employment Agreements”);

          (g) the legal opinions of Ernest L. Ruffner, Esq. and Blank Rome, LLP, in each case dated the Closing Date, in the forms attached hereto as Exhibit F-1 and Exhibit F-2; and

          (h) such other documents and instruments as Parent shall have reasonably requested.

     5.2. The Seller’s Further Assurances. From time to time after Closing, at Parent’s request and expense, the Seller shall:

          (a) execute and deliver to Parent such instruments, and take such other and further action, as may reasonably be required to carry out the intent and purpose of this Agreement; and

          (b) deliver to Parent and/or the Buyer such other data, papers and information as may be reasonably requested by Parent to assist Parent and/or the Buyer in the use of the Assets.

          If and to the extent that any asset, property or right of any Seller does not constitute an “Asset” as defined herein but is necessary to enable the Buyer to continue the Business as it is being conducted by the Seller prior to the Closing Date, the Seller, to the extent legally permissible, shall grant to the Buyer a license or other appropriate right of usage with respect to such asset, property or right, at no additional cost or expense to the Buyer, as shall be necessary to enable the Buyer to continue such business in the same manner as conducted by the Seller prior to the Closing Date. Nothing in this Section 5.2 shall relieve the Seller from any liability under this Agreement for any breach of a representation or warranty hereunder.

     5.3. Parent’s Obligations at Closing. At Closing, Parent shall:

          (a) pay the Cash Payment to the Seller in accordance with Section 2.2; and

          (b) deliver the Escrow Amount to the Escrow Agent in accordance with Section 2.3; and

          (c) copies of the resolutions of Parent’s Board of Directors and Buyer’s Sole Member and Sole Manager approving this Agreement and the transactions contemplated herein, certified by an appropriate officer of Parent and the Sole Member and Sole Manager of Buyer.

ARTICLE VI

INDEMNIFICATION

     6.1 By the Seller. The Seller covenants and agrees to defend, indemnify and hold harmless Parent and the Buyer and their respective directors, officers, employees, assigns, successors and Affiliates from and against, and pay or reimburse such Persons for, any and all claims, liabilities, obligations, losses, fines, costs (including increased costs), royalties, proceedings, deficiencies or damages, including out-of-pocket expenses and reasonable attorneys’ and accountants’ fees incurred in the investigation or defense of any of the same or in asserting any of its rights hereunder (collectively, “Losses”), resulting from or arising out of:

          (a) any inaccuracy of any representation or warranty made by the Seller under this Agreement;

          (b) any failure of the Seller to perform any covenant or agreement contained in this Agreement;

          (c) the indemnification obligations of the Seller under Sections 4.3 or 4.6 hereof;

          (d) any Excluded Assets or Excluded Liabilities;

          (e) the operation of the Business and the Assets on or prior to the Closing Date (or, with respect to Seller’s performance of a prime Government Contract listed on Schedule 4.4(a), provided that Buyer has complied with its obligations under the Subcontract and under applicable Laws, on or prior to the date such prime Government Contract is novated to Buyer pursuant to such Section 4.4(a)), except with respect to the Assumed Liabilities;

          (f) the failure by Seller to assign to Buyer the CBA and vest fully in Buyer the economic benefit currently enjoyed by Seller thereunder (including the imposition on Buyer of obligations no more burdensome than those applicable to Seller thereunder), or the termination of DOS Classified Document Management Contract No. LMAQM-02-C-0049 (whether in the name of Seller or Parent or Buyer or an Affiliate of Parent or Buyer) resulting from or arising out of any such failure by Seller; and

          (g) the failure by Seller to assign to Buyer the Seller’s lease relating to the Leased Real Property described at Schedule 3.1.15(a) (including the consent of the landlord thereunder to such assignment) and vest fully in Buyer the economic benefit currently enjoyed by Seller thereunder (including the imposition on Buyer of obligations no more burdensome than those applicable to Seller thereunder).

     6.2 By Parent. Parent covenants and agrees to defend, indemnify and hold harmless the Seller and its directors, officers, employees, assigns, successors and Affiliates from and against, and pay or reimburse such Persons for, any and all Losses resulting from or arising out of:

          (a) any inaccuracy of any representation or warranty made by Parent or Buyer under this Agreement;

          (b) any failure of Parent or the Buyer to perform any covenant or agreement contained in this Agreement;

          (c) any Assumed Liabilities; or

          (d) the operation of the Business and the Assets after the Closing Date (or, with respect to Seller’s performance of a prime Government Contract listed on Schedule 4.4(a), provided that Buyer has complied with its obligations under the Subcontract and under applicable Laws, after the date such prime Government Contract is novated to Buyer pursuant to such Section 4.4(a)).

     6.3 Additional Provisions.

          (a) The maximum aggregate amount of indemnifiable Losses arising out of or resulting from the causes enumerated in Sections 6.1(a) or 6.2(a) that may be recovered from the Seller or Parent as the case may be shall not exceed Three Million One Hundred Thirty-Two Thousand and Two Hundred Fifty Dollars ($3,132,250) (the “Maximum Indemnity”); provided, however, that the limitations set forth in this Section 6.3(a) shall not apply to indemnification claims arising from any inaccuracy in or breach (or any claim by any third party alleging or constituting an inaccuracy or breach) of any representation or warranty contained in Sections 3.1.2, 3.1.7, 3.1.10 or 3.2.2.

          (b) No obligation of the Seller or Parent, as the case may be (each, an “Indemnifying Party”), with respect to any indemnifiable Loss otherwise payable by such Indemnifying Party under Section 6.1(a) or 6.2(a), as the case may be, shall be payable until such time as all indemnifiable Losses payable by such Indemnifying Party shall exceed $125,000, at which time such Indemnifying Party shall be liable in full for all Losses it is required to indemnify in excess of $62,500, subject to Section 6.3(a); provided, however, that the limitations set forth in this Section 6.3(b) shall not apply to indemnification claims arising from any inaccuracy in or breach (or any claim by any third party alleging or constituting an inaccuracy or breach) of any representation or warranty contained in Sections 3.1.2, 3.1.7, 3.1.21 or 3.2.2.

          (c) To the extent that any Indemnifying Party discharges any claim for indemnification hereunder, such Indemnifying Party shall be subrogated to all rights of the Indemnified Party (as defined in Section 6.4) against third parties.

          (d) Notwithstanding anything contained in this Agreement to the contrary, no Indemnified Party hereunder shall be entitled to Losses in the nature of incidental or consequential damages. Further, the provisions of this Article VI and Article VII shall be the sole and exclusive recourse of the Indemnified Parties for any Losses either Seller, on the one hand, or Buyer and Parent, on the other hand, may incur arising from or relating to this Agreement except (i) with respect to any equitable remedy to which any such party may be entitled (including without limitation as provided in Section 4.2) and (ii) with respect to claims based on fraud or intentional misrepresentation.

          (e) Each Indemnified Party (as defined in Section 6.4) shall use commercially reasonable efforts to pursue all available insurance recoveries in connection with any indemnification claim hereunder.

     6.4 Indemnification Procedures. In the case of any claim asserted by a third party against a party entitled to indemnification under this Agreement (the “Indemnified Party”), notice shall be given by the Indemnified Party to the Indemnifying Party promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the expense of the Indemnifying Party) to assume the defense of any claim or any litigation resulting therefrom; provided that (a) the counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party, (b) the Indemnified Party may participate (but not control) in such defense at such Indemnified Party’s expense, and (c) the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such omission results in a failure of actual notice to such Indemnifying Party and such Indemnifying Party incurs Losses as a result of such failure to give notice. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party. The Indemnified Party shall not settle or compromise any claim by a third party for which the Indemnified Party is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party; provided, that in the event that an Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand and shall be entitled to settle or agree to pay in full such claim or demand. In any event, the Indemnifying Party and the Indemnified Party shall cooperate in the defense of any claim or litigation subject to this Article VI and the records of each shall be available to the other with respect to such defense. Any Indemnifying Party’s assumption of the defense of any claim or legal proceeding shall not prejudice the right of such Indemnifying Party thereafter to contest its obligation to indemnify the Indemnified Party in respect to the claims asserted therein.

     6.5 Indemnification Escrow Fund. Subject to the terms and conditions of the Escrow Agreement, the Indemnification Escrow Fund shall be available to any party entitled to indemnification pursuant to Section 6.1 (a “Parent Indemnified Party”) to satisfy any indemnification obligations of the Seller under this Agreement. The rights of any Parent Indemnified Party with respect to the Indemnification Escrow Fund under this Agreement and the Escrow Agreement shall be in addition to and not in limitation of any other rights and remedies to which such Parent Indemnified Party is or may be entitled under this Agreement or any of the Ancillary Agreements, or at law or in equity, including injunctive relief.

     6.6 Survival of Representations and Warranties, etc. Notwithstanding any right of Parent or the Seller (whether or not exercised) to investigate the affairs of the Seller or Parent, as the case may be, each party shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other party contained in this Agreement or in any instrument delivered pursuant to this Agreement. Except for the representations and warranties set forth in Sections 3.1.2, 3.1.7, 3.1.10, 3.1.14 and 3.2.2, which shall survive the Closing and continue until the applicable statute of limitations has expired, and except as survival periods applicable to Update Representations may be extended (but not limited) pursuant to Section 4.15(a) of this Agreement, all of the representations and warranties contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and continue until the eighteen (18) month anniversary of the Closing Date. No Action or Proceeding may be instituted to enforce, or seek damages or other remedies with respect to the breach of any representation or warranty after the expiration of the period of survival for such representation or warranty as described above; provided, however, that any representation or warranty the inaccuracy of which is made the basis of a claim for indemnification pursuant to Section 6.1(a) or Section 6.2(a) will survive until such claim is finally resolved if the Indemnified Party notifies the Indemnifying Party of such claim in reasonable detail prior to the date on which such representation or warranty and the respective indemnification obligation would otherwise expire under this Agreement. Subject to Article VII, the covenants and agreements set forth in this Agreement shall survive the Closing; provided, however, that in connection with a breach of said covenants and agreements, the non-breaching party shall only be permitted to make a claim against the breaching party prior to the expiration of applicable statutes of limitation.

     6.7 Novation Failure Payment.

          (a) Upon the first to occur of (i) an affirmative rejection by the appropriate contracting officer of a novation to the Buyer of that certain TAO Delivery Order issued under the Seller’s IT Schedule 70 FSS Contract and its BPA (No. W904TE-04-A-2648) with the United States Army (collectively, the “Key Contract”), or (ii) a failure of the Key Contract to be novated to Buyer on or prior to the second anniversary of the Closing (either, a “Novation Failure”), in each case not the result of any act, omission or fault of Buyer or Parent occurring after Closing, then not later than five (5) Business Days after the occurrence of such Novation Failure the Seller shall pay to Parent by wire transfer of immediately available funds Two Million Dollars ($2,000,000) (the “Novation Failure Amount”); provided, that such payment shall first be satisfied by disbursement to Parent from the Escrow Fund and in accordance with the Escrow Agreement. In view of the difficulty of estimating the damages to Parent and the Buyer upon a Novation Failure, the Novation Failure Amount is agreed upon by the parties as the liquidated damages that Parent and the Buyer will suffer as a result of the Novation Failure and not by way of penalty. The Novation Failure Amount shall be the sole recourse of Parent and the Buyer for a Novation Failure; provided, that in no event shall payment of the Novation Failure Amount pursuant to this Section 6.7 limit or restrict Parent’s and the Buyer’s available remedies under this Agreement or any of the Ancillary Agreements, or at law or in equity, for any claim not resulting from or arising out of a Novation Failure. In addition, in no event shall payment of the Novation Failure Amount be applied to or counted against the Maximum Indemnity; provided, further that the foregoing proviso shall not diminish in any way the agreement among the parties that the sole recovery by Buyer and Parent for a Novation Failure shall be the Novation Failure Amount.

          (b) The rights of Parent with respect to the Escrow Amount under this Agreement and the Escrow Agreement shall be in addition to and not in limitation of any other rights and remedies to which Parent is or may be entitled under this Agreement, or at law or in equity, including injunctive relief, to enforce payment of the full Novation Failure Amount.

     6.8 Assignment Failure Payment.

          (a) If, for whatever reason other than any act, omission or fault of Buyer or Parent occurring after Closing, Seller shall have failed to obtain and deliver to Parent or Buyer, on or prior to the second anniversary of the Closing, Consents (or novations, as the case may be) from all of the Government Entities and/or Persons other than Governmental Entities listed on

Schedule 6.8 to Buyer itself (in its name as such or as “a wholly-owned subsidiary” of Parent or pursuant to similar language) as an approved subcontractor on the corresponding Subcontract or Seller subcontract listed on Schedule 6.8 (such failure to obtain all such Consents, an “Assignment Failure”), then not later than five (5) Business Days after the occurrence of such Assignment Failure the Seller shall be obligated to pay to Parent that aggregate percentage (up to 100%) of One Million Dollars ($1,000,000) that corresponds to those Consents listed on Schedule 6.8 that have not been obtained and delivered to Parent or Buyer on or prior to the second anniversary of the Closing (such amount, the “Assignment Failure Amount”); provided, that such payment shall be satisfied by disbursement to Parent from the Assignment Failure Escrow Fund and in accordance with the Escrow Agreement; and provided, further, that Parent and Buyer may, in their sole and absolute discretion, elect to accept a Consent listed on Schedule 6.8 that does not expressly recognize Buyer itself (in its name as such or as “a wholly-owned subsidiary” of Parent or pursuant to similar language) as an approved subcontractor on the corresponding Subcontract or Seller subcontract listed on Schedule 6.8, and in connection therewith forego the right to receive that portion of the Assignment Failure Escrow Fund that corresponds to such Consent. Additionally, notwithstanding the foregoing timing provisions, upon receipt by any party of an affirmative rejection of Buyer itself (in its name as such or as “a wholly-owned subsidiary” of Parent or pursuant to similar language) as an approved subcontractor on the corresponding Subcontract or Seller subcontract listed on Schedule 6.8 (and with respect to DOS Classified Document Management Contract No. LMAQM-02-C-0049, affirmative rejection of novation as well), Parent shall be entitled to receive, not later than five (5) Business Days after such receipt, that aggregate percentage (up to 100%) of One Million Dollars ($1,000,000) that corresponds to such Subcontract or Seller subcontract listed on Schedule 6.8 related to such rejection; provided, that such payment shall be satisfied by disbursement to Parent from the Assignment Failure Escrow Fund and in accordance with the Escrow Agreement. (Any such affirmative rejection as described in the foregoing sentence shall also be considered an “Assignment Failure” and any such amount to which Parent shall be entitled as described in the foregoing sentence shall also be considered an “Assignment Failure Amount.”) In view of the difficulty of estimating the damages to Parent and the Buyer upon an Assignment Failure, the Assignment Failure Amount is agreed upon by the parties as the liquidated damages that Parent and the Buyer will suffer as a result of the Assignment Failure and not by way of penalty. The Assignment Failure Amount shall be the sole recourse of Parent and the Buyer for an Assignment Failure; provided, that in no event shall payment of the Assignment Failure Amount pursuant to this Section 6.8 limit or restrict Parent’s and the Buyer’s available remedies under this Agreement or any of the Ancillary Agreements, or at law or in equity, for any claim not resulting from or arising out of an Assignment Failure. In addition, in no event shall payment of the Assignment Failure Amount be applied to or counted against the Maximum Indemnity; provided, further that the foregoing proviso shall not diminish in any way the agreement among the parties that the sole recovery by Buyer and Parent for an Assignment Failure shall be the Assignment Failure Amount.

          (b) The rights of Parent with respect to the Escrow Amount under this Agreement and the Escrow Agreement shall be in addition to and not in limitation of any other rights and remedies to which Parent is or may be entitled under this Agreement, or at law or in equity, including injunctive relief, to enforce payment of the full Assignment Failure Amount.

ARTICLE VII

RESCISSION

     7.1 Rescission.

          (a) Parent and Buyer shall have the right to fully rescind this Agreement and the transactions contemplated hereby (in lieu of receiving payment of the Novation Failure Amount) in the event that on or prior to the six month anniversary of the Closing Date (i) Seller or Buyer receives written notice from the applicable government customer of an affirmative rejection of the novation of the Key Contract (not the result of actions, omissions or the fault of Buyer or Parent occurring after Closing) and (ii) the applicable government customer takes affirmative action such that Seller is unable to provide Buyer with the economic benefit of the Key Contract by subcontract or otherwise (such date of rescission contemplated by this sentence shall be referred to herein as the “Rescission Date”). For the avoidance of doubt, after the six month anniversary of Closing, the sole and exclusive remedy of Buyer for a failure to novate the Key Contract (whether or not involving an affirmative rejection of the same but not the result of any act, omission or fault of Buyer or Parent occurring after Closing) is the payment of the Novation Failure Amount pursuant to the provisions contained in Section 6.7 hereof. The rescission right contemplated by this Section 7.1(a) may be exercised by Parent and Buyer by delivering written notice to the Seller on or within ten (10) Business Days after the Rescission Date. The rescission under this Section 7.1(a) shall include, without limitation, all assignments, licenses, assumptions of liabilities and repayment to Parent of the entire Purchase Price paid to the Seller and/or the disbursement to Parent of any Escrow Amount held by the Escrow Agent. Each party to this Agreement will execute such instruments as necessary to effect the provisions of this Section 7.1(a).

          (b) Parent and Buyer shall also have the right, in addition to the right described in subsection (a) above, to fully rescind this Agreement and the transactions contemplated hereby in the event that, on or prior to the date for commencement of performance for option year 4 of Seller’s Contract No. S03HAL01 (as listed on Schedule 3.1.19(a)(i)) (the “NJVC Subcontract”), all of the following shall have transpired: (i) Seller shall have failed to obtain and deliver to Parent or Buyer (not the result of actions, omissions or the fault of Buyer or Parent occurring after Closing) a Consent from the National Geospatial-Intelligence Agency (formerly the National Imagery and Mapping Agency) to Buyer as the approved subcontractor under the NJVC Subcontract, (ii) Seller shall have failed to obtain and deliver to Parent or Buyer an affirmative written acknowledgement from the National Geospatial-Intelligence Agency that no Consent from the National Geospatial-Intelligence Agency to Buyer (or to any other Person) as subcontractor is necessary in connection with the prime government contract underlying the NJVC Subcontract and (iii) Buyer shall not have received funding recognizing Buyer itself (in its name as such or as “a wholly-owned subsidiary” of Parent or pursuant to similar language) as the subcontractor in connection with any task order or special project, including option year 4, in each case on the NJVC Subcontract; provided, however, that with respect to the foregoing clause (iii), a task order or special project prior to option year 4 shall be part of additional such task orders or special projects also in the name of Buyer itself (in its name as such or as “a wholly-owned subsidiary” of Parent or pursuant to similar language) as the subcontractor such that it is reasonably apparent that no Person other than Buyer itself (in its name as such or as “a wholly-owned subsidiary” of Parent or pursuant to similar language) has also been recognized as a subcontractor on the NJVC Subcontract or in connection with the prime government contract underlying the NJVC Subcontract. The rescission right contemplated by this Section 7.1(b) may be exercised by Parent and Buyer by delivering written notice to the Seller on or within ten (10) Business Days after the Rescission Date. The rescission under this Section 7.1(b) shall include, without limitation, all assignments, licenses, assumptions of liabilities and repayment to Parent of the entire Purchase Price paid to the Seller and/or the disbursement to Parent of any Escrow Amount held by the Escrow Agent. Each party to this Agreement will execute such instruments as necessary to effect the provisions of this Section 7.1(b).

     7.2 Effect of Rescission. In the event of the rescission of this Agreement pursuant to Section 7.1(a) or (b), this Agreement shall forthwith become void, and there shall be no liability or obligation on the part of any party hereto or its officers, directors or stockholders. Notwithstanding the foregoing sentence, (a) the provisions of Article VI (but only with respect to claims unrelated to a Novation Failure), Section 7.1, this Section 7.2, Section 8.1, Section 8.2 and Section 8.6.4 shall remain in full force and effect and survive any termination of this Agreement; and (b) each party shall remain liable for any breach of this Agreement prior to its termination.

ARTICLE VIII

DEFINITIONS, MISCELLANEOUS

     8.1 Definition of Certain Terms. The terms defined in this Section 8.1, whenever used in this Agreement (including in the Schedules), shall have the respective meanings indicated below for all purposes of this Agreement. All references herein to a Section, Article or Schedule are to a Section, Article or Schedule of or to this Agreement, unless otherwise indicated.

          Actions or Proceedings: means any action, suit, complaint, petition, investigation, proceeding, arbitration, litigation or Governmental Authority investigation, audit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Authority.

          Affected Parties: as defined in Section 4.3(a).

          Affiliate: of a Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person. “Control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person.

          Agreement: this Asset Purchase Agreement, including the Exhibits and Schedules hereto.

          Ancillary Agreements: means the Escrow Agreement, the Subcontract, the Bill of Sale, the Services Agreement and the Employment Agreements.

          Auditor: as defined in Section 2.4(c).

          Assets: as defined in Section 1.1.

          Assignment and Assumption: as defined in Section 4.16.

          Assignment Failure: as defined in Section 6.8.

          Assignment Failure Amount: as defined in Section 6.8.

          Assignment Failure Escrow Amount: as defined in Section 2.3.

          Assignment Failure Escrow Fund: as defined in Section 2.3.

          Assumed Liabilities: as defined in Section 1.3.

          Bill of Sale: as defined in Section 5.1(a).

          Business: as defined in the preambles.

          Business Day: shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Washington, D.C. are authorized or required to close.

          Business Financials: as defined in Section 3.1.6.

          Buyer: as defined in the first paragraph of this Agreement.

          Cash Payment: as defined in Section 2.2.

          Closing: as defined in Section 2.1.

          Closing Date: as defined in Section 2.1.

          Closing Date Balance Sheet: as defined in Section 2.4(a).

          Closing Date Net Assets: as defined in Section 2.4(a).

          Code: the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          Consent: any consent, approval, authorization, waiver, permit, concession, agreement, registration, or certificate of, or filing with or report or notice to, any authorized representative of a Person, including but not limited to any Governmental Authority.

          Contract: any note, bond, mortgage, contract, prime contract, subcontract, license, lease, sublease, covenant, commitment, power of attorney, proxy, indenture, engagement letter or agreement, contract extension, rebid, existing proposal, bid, purchase order and other commitments or other agreement or arrangement, oral or written, directly or indirectly relating to the Business, to which the Seller is a party or by which the Seller or any of the Assets is bound, including any Government Contract.

          Direct Costs: as defined in FAR Section 2.101.

          Equipment: (i) all furniture, fixtures, vehicles, furnishings, molds, toolings, parts, tools, dials, jigs, patterns, office equipment, machine tools and other items of equipment owned or leased by the Seller that are used presently or are used on the Closing Date by the Seller solely in the conduct of the Business, including without limitation those items listed on Schedule 1.1(c); (ii) all computers, computer support equipment and software, telephone and communication systems and security systems owned or leased by the Seller that are presently used or used on the Closing Date by the Seller solely in the conduct of the Business, including without limitation those items listed on Schedule 1.1(c); (iii) all other furniture, supplies, maintenance equipment and other incidental tangible personal property owned or leased by the Seller that are presently used or are used on the Closing Date by the Seller solely in the conduct of the Business; and (iv) all other items of tangible personal property owned or leased by the Seller that are presently used or used on the Closing Date by the Seller solely in the conduct of the Business.

          ERISA: the Employee Retirement Income Security Act of 1974, as amended.

          ERISA Affiliate: each trade or business (whether or not incorporated) which, together with the Seller, would be treated as a “single employer” within the meaning of Code sections 414(b), (c), (m), (n) or (o).

          Escrow Agreement: as defined in Section 2.3.

          Escrow Agent: Branch Banking and Trust Company.

          Escrow Amount: as defined in Section 2.2.

          Estimated Closing Date Net Assets: as defined in Section 2.4(a).

          Excluded Assets: as defined in Section 1.2.

          Excluded Liabilities: as defined in Section 1.4.

          GAAP: generally applied accounting principles in the United States of America.

          Government: the government of the United States of America, its agencies and instrumentalities; the government of any state of the United States of America, its agencies and instrumentalities; and any local government located within the United States of America, its agencies and instrumentalities.

          Government Bid: any proposal or offer, solicited or unsolicited made by the Business of Seller prior to the Closing Date which, if accepted, would result in a Government Contract. A Government Bid: (i) includes any proposal or offer made by the Business of Seller that has been accepted by the Business of Seller but has not resulted in a Government Contract prior to the Closing Date; and (ii) does not include any proposal or offer made by the Business of Seller that has been accepted and has resulted in a Government Contract prior to the Closing Date.

          Government Contract: any Contract of the Business that is currently active in performance or that has otherwise not been closed out and released with no further liability to the Business of Seller, or that had been active in performance at any time in the five (5) year period prior to the Closing Date, between the Business of Seller, on the one hand, and (i) any Governmental Authority, (ii) any prime contractor of a Governmental Authority in its capacity as a prime contractor, or (iii) any subcontractor at any tier with respect to any contract of a type described in clauses (i) or (ii) above, on the other hand. A task, purchase or delivery order under a Government Contract shall not constitute a separate Government Contract, for purposes of this definition, but shall be part of the Government Contract to which it relates.

          Governmental Authority: any nation or government or any state, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality of the United States or any State of the United States.

          Income Tax: means (a) any income, alternative or add-on minimum tax, gross income, gross receipts, franchise, profits, including estimated taxes relating to any of the foregoing, or other similar tax or other like assessment or charge of similar kind whatsoever, excluding any Other Tax, together with any interest and any penalty, addition to tax or additional amount imposed by any Governmental Authority responsible for the imposition of any such Tax (domestic or foreign); or (b) any Liability of a Person for the payment of any taxes, interest, penalty, addition to tax or like additional amount resulting from the application of Treas. Reg. Section 1.1502-6 or comparable provisions of any Governmental Authority in respect of a Tax Return of a relevant group or any Contract.

          Indemnified Party: as defined in Section 6.4.

          Indemnification Escrow Amount: as defined in Section 2.3.

          Indemnification Escrow Fund: as defined in Section 2.3.

          Indirect Costs: as defined in FAR Section 2.101.

          Intellectual Property: means all trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, patents and patent rights, utility models and utility model rights, copyrights, mask work rights, brand names, trade dress, product designs, product packaging, business and product names, logos, slogans, rights of publicity, trade secrets, inventions (whether patentable or not), invention disclosures, improvements, processes, formulae, industrial models, processes, designs, specifications, technology, methodologies, computer software (including all source code and object code), firmware, development tools, flow charts, annotations, Web addresses, sites and domain names, data bases and data collections and all rights therein, other proprietary rights and information (whether or not subject to statutory registration), and all related technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, utility models, trademarks, service marks and copyrights, and the right to sue for past infringement, if any, in connection with any of the foregoing, and all documents, disks, records, files and other media on which any of the foregoing is stored.

          IRS: the United States Internal Revenue Service or any successor entity.

          Key Employees: as defined in Section 4.5.

          Law: all provisions of all (i) constitutions, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Authority, and (ii) orders, decisions, injunctions, judgments, and decrees of any Governmental Authority.

          Leased Real Property: as defined in Section 3.1.15.

          Lease Documents: as defined in Section 3.1.15

          Liability or Liabilities: means all indebtedness, obligations and other liabilities of a Person, whether absolute, accrued, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due.

          Lien: any mortgage, pledge, floating charge, hypothecation, right of others, claim, security interest, encumbrance, easement, covenant, encroachment, burden, title defect, lien or right of first refusal.

          Losses: as defined in Section 6.1.

          Material Adverse Effect: any event, occurrence, fact, condition, change or effect that is materially adverse to the business, operations, results of operations, financial condition, properties, assets or liabilities of the Business when taken as a whole; provided, however, that the following, in and of themselves, are not and shall not contribute to or result in a Material Adverse Effect: (A) any changes in general economic conditions in the United States or changes generally affecting the industry in which Seller operates the Business (which changes do not disproportionately affect the Business in any material respect), (B) any outbreak of hostilities or escalation thereof involving the United States or the declaration by the United States of war or any act of terrorism (which events do not disproportionately affect the Business in any material respect), (C) any effect resulting from any change in GAAP or other accounting requirements or principles or any change in applicable rules or regulations or the interpretation thereof, or (D) the announcement or pendency of any of the transactions contemplated hereby.

          Novation Failure: as defined in Section 6.7.

          Novation Failure Amount: as defined in Section 6.7.

          Order: means any writ, judgment, decree, injunction or similar order of any Governmental Authority (in each such case whether preliminary or final).

          Other Tax: means any sales, use, ad valorem, business license, withholding, payroll, employment, excise, stamp, transfer, recording, occupation, premium, property, value added, custom duty, severance, windfall profit or license tax, governmental fee or other similar assessment or charge, together with any interest and any penalty, addition to tax or additional amount imposed by any Governmental Authority responsible for the imposition of any such tax (domestic or foreign).

          Parent: as defined in the first paragraph of this Agreement.

          Permitted Liens: Liens for Taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the Seller’s books in accordance with GAAP as consistently applied by the Seller.

          Person: any natural person, firm, partnership, association, corporation, company, trust, business trust, Governmental Authority or other entity.

          Plans: as defined in Section 3.1.14(a).

          PTO: the United States Patent and Trademark Office or any successor entity.

          Purchase Price: as defined in Section 2.2.

          Purchased Intellectual Property: means any Intellectual Property that (a) is owned by or licensed to the Seller; and (b) is used by the Seller in or necessary for the conduct of the Business.

          Registered Intellectual Property: means all United States, international and foreign: (a) patents and patent applications (including provisional applications); (b) registered trademarks and service marks, applications to register trademarks and servicemarks, intent-to-use applications, or other registrations or applications to trademarks or servicemarks; (c) registered copyrights and applications for copyright registration; (d) any mask work registrations and applications to register mask works; and (e) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

          Registered Purchased Intellectual Property: means all Registered Intellectual Property that (a) is owned by or licensed to the Seller; and (b) is used by the Seller in or necessary for the conduct of the Business.

          Seller: as defined in the first paragraph of this Agreement.

          Seller Disclosure Schedules: as defined in Section 3.1.

          Subsidiary: each corporation or other Person in which a Person owns or controls, directly or indirectly, capital stock or other equity interests representing at least 50% of the outstanding voting stock or other equity interests.

          Tax or Taxes: means Income Taxes and/or Other Taxes, as the context requires.

          Tax Laws: means the Code, federal, state, county, local or foreign laws relating to Taxes and any regulations or official administrative pronouncements released thereunder.

          Tax Returns: means any return, report, information return, schedule, certificate, statement or other document (including any (i) amendments thereof and (ii) related or supporting information) filed or required to be filed with, or, where none is required to be filed with a Governmental Authority, the statement or other document issued by, a Governmental Authority in connection with any Tax.

          Transaction Expenses: as defined in Section 8.2.

          Transferred Employees: as defined in Section 4.5.

          Treasury Regulations: means the federal Income Tax regulations promulgated under the Code, as amended from time to time, and including corresponding provisions of succeeding regulations.

          Warranty Obligations: as defined in Section 3.1.24.

     8.2 Expenses. Subject to Article VI and Section 7.2, the Seller and Parent shall bear their respective expenses, costs and fees (including attorneys’, auditors, and financing commitment fees) in connection with the transactions contemplated hereby, including the preparation, execution and delivery of this Agreement and compliance herewith (the “Transaction Expenses”), whether or not the transactions contemplated hereby shall be consummated.

     8.3 Severability. If any provision of this Agreement, including any phrase, sentence, clause, section or subsection is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

     8.4 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) sent by next-day or overnight mail or delivery (with confirmation receipt) or (c) sent by fax (with overnight delivery of copy) as follows:

          (i) if to Parent or the Buyer to,

INDUS Corporation
1951 Kidwell Drive, Eighth Floor
Vienna, Virginia 22182
Fax: (703) 506-6776
Attention: Chief Financial Officer

with a copy to:

Joseph C. Schmelter, Esq.
Venable LLP
8010 Towers Crescent Drive, Suite 300
Vienna, Virginia 22182
Fax: (703) 821-8949

(ii) if to the Seller:

Halifax Corporation
5250 Cherokee Avenue
Alexandria, Virginia 22312
Fax: (703) 658-2411
Attention: President and CEO

with a copy to:

Barry Genkin, Esq.
Blank Rome LLP
One Logan Square
Philadelphia, Pennsylvania 19103-6998
Fax: (215) 832-5514

     or, in each case, at such other address as may be specified in writing to the other parties hereto.

     All such notices, requests, demands, waivers and other communications shall be deemed to have been received (x) if by personal delivery on the day after such delivery, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by fax, on the next day following the day on which such fax was sent, provided that a copy is also sent by overnight (with confirmation receipt) mail.

     8.5 Knowledge. When used herein, the phrase “to the Knowledge of Seller,” “Known to Seller” or similar phrases means the actual knowledge of Charles McNew, James Sherwood, Joseph Sciacca, Ernest L. Ruffner, Doug Randalls and Myron (Mike) Saterbak, and the phrase “to the Knowledge of Parent,” “Known to Parent” or similar phrases means the actual knowledge of Shivram Krishnan, Donald Shoff, Al Blumenthal and Jeff Rosolio.

     8.6 Miscellaneous.

          8.6.1 Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

          8.6.2 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the Ancillary Agreements constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, including, without limitation, that certain Letter of Intent dated May 3, 2005

          8.6.3 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

          8.6.4 Governing Law, etc. This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the Commonwealth of Virginia, without giving effect to the conflicts of law rules thereof. Each of Parent, the Buyer and the Seller hereby irrevocably submit to the jurisdiction of the state courts of the Commonwealth of Virginia located in Fairfax County, Virginia and the United States District Court for the Eastern District of Virginia solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any of such document may not be enforced in or by said courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a court.

          8.6.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

          8.6.6 Assignment. This Agreement shall not be assignable or otherwise transferable by any party hereto without the prior written consent of the other parties hereto; provided, however, that that the prior written consent of the Seller shall not be required for any collateral assignment by Parent or Buyer of the Parent’s or Buyer’s rights and remedies under this Agreement to any lender of Parent or Buyer under credit and collateral agreements, as such agreements may be amended, modified or replaced from time to time. The Seller hereby agrees to execute and deliver such documents, instruments and agreements not adverse to Seller and at the expense of Parent as such lender may reasonably require to confirm, reaffirm or perfect such collateral assignment.

          8.6.7 No Third Party Beneficiaries. Except as provided in Sections 6.1 and 6.2, nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and their respective heirs, successors and permitted assigns.

          8.6.8 Amendment; Waivers, etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy or breach of any representation, warranty, covenant or agreement or failure to fulfill any condition shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement as to which there is no inaccuracy or breach.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

INDUS CORPORATION:

By:		/s/ Shivram M. Krishnan

Shivram M. Krishnan
President and CEO

INDUS SECURE NETWORK SOLUTIONS, LLC:

By:		INDUS Corporation, Sole Member

	By:	/s/ Shivram M. Krishnan

Shivram M. Krishnan
President and CEO

HALIFAX CORPORATION:

By:		/s/ Charles L. McNew

Charles L. McNew
President and CEO

     The schedules and exhibits listed below are omitted pursuant to Regulation S-K, Item 601(b)(2); Halifax Corporation agrees to furnish supplementally a copy of such schedules and/or exhibits to the Securities and Exchange Commission upon request.

Schedules

Schedule 1.1(b) — Contracts Included Within Assets
Schedule 1.1(c) — Equipment Included Within Assets
Schedule 1.2 — Excluded Assets
Schedule 1.3 — Assumed Liabilities
Schedule 2.4(a)(1) — Estimated Closing Date Net Assets; Closing Date Balance Sheet
Schedule 2.4(a)(2)) — December 31, 2004 Balance Sheet
Schedule 3.1.5(b) — No Conflicts
Schedule 3.1.5(c) — No Conflicts
Schedule 3.1.6 — Financial Statements
Schedule 3.1.7 — Assets
Schedule 3.1.8 — Absence of Changes
Schedule 3.1.9 — Undisclosed Liabilities
Schedule 3.1.10(d) — Taxes
Schedule 3.1.11 — Legal Proceedings
Schedule 3.1.13(a) — Employees; Labor Matters
Schedule 3.1.13(b) — Employees; Labor Matters
Schedule 3.1.13(c) — Employees; Labor Matters
Schedule 3.1.13(d) — Employees; Labor Matters
Schedule 3.1.14 — Employee Benefit Plans; ERISA
Schedule 3.1.15(a) — Real Property
Schedule 3.1.15(b) — Real Property
Schedule 3.1.15(c) — Real Property
Schedule 3.1.16 — Tangible Personal Property
Schedule 3.1.17(a) — Intellectual Property
Schedule 3.1.17(c) — Intellectual Property
Schedule 3.1.17(e) — Intellectual Property
Schedule 3.1.17(f) — Intellectual Property
Schedule 3.1.18(a) — Contracts
Schedule 3.1.18(b) — Contracts
Schedule 3.1.18(c) — Contracts
Schedule 3.1.18(d) — Contracts
Schedule 3.1.19(a)(i) — Government Contracts
Schedule 3.1.19(a)(ii) — Government Contracts
Schedule 3.1.19(a)(iii) — Government Contracts
Schedule 3.1.19(b) — Government Contracts
Schedule 3.1.19(c) — Government Contracts
Schedule 3.1.19(d) — Government Contracts
Schedule 3.1.19(f) — Government Contracts
Schedule 3.1.19(g) — Government Contracts
Schedule 3.1.19(j) — Government Contracts

1

Schedule 3.1.19(l) — Government Contracts
Schedule 3.1.19(q) — Government Contracts
Schedule 3.1.19(r) — Government Contracts
Schedule 3.1.19(s) — Government Contracts
Schedule 3.1.19(t) — Government Contracts
Schedule 3.1.19(v) — Government Contracts
Schedule 3.1.19(y) — Government Contracts
Schedule 3.1.19(bb) — Government Contracts
Schedule 3.1.20 — Insurance
Schedule 3.1.21 — Accounts Receivable
Schedule 3.1.22 — Other Negotiations; Brokers; Third-Party Expenses
Schedule 3.1.24 — Warranty Obligations
Schedule 3.1.27(a) — Approvals
Schedule 3.1.27(b) — Approvals
Schedule 3.2.5 — Consents
Schedule 4.3(b) — Transferred Employees Accrued Sick Leave
Schedule 4.4(a) — Consents for Novation of Prime Government Contracts
Schedule 4.5 — Transferred Employees; Key Employees
Schedule 4.11 — Allocation Schedule
Schedule 6.8 — Assignment Failure

Exhibits

Exhibit A — Escrow Agreement
Exhibit B — Subcontract
Exhibit C — Transition Services Agreement
Exhibit D — Bill of Sale
Exhibit E-1 — Employment Agreement
Exhibit E-2 — Employment Agreement
Exhibit F-1 — Form of Opinion of Ernest L. Ruffner, Esq.
Exhibit F-2 — Form of Opinion of Blank Rome, LLP

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